                                                                     Exhibit 4.1



                             DYNATECH CORPORATION,
                 as an Initial Issuer and, after the assumption
              of obligations under this Indenture and the Notes by
                    Telecommunications Techniques Co., LLC,
                              as Parent Guarantor

                                      and

                              TTC MERGER CO., LLC
                          (a company to be merged into
                    TELECOMMUNICATIONS TECHNIQUES CO., LLC,
                which will succeed to and assume all obligations
           under this Indenture and the Notes), as an Initial Issuer

                                      and

                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee


                                --------------


                                   INDENTURE


                            Dated as of May 21, 1998


                                --------------


                   9 3/4% Senior Subordinated Notes Due 2008

                               TABLE OF CONTENTS
                               =================
                                   ARTICLE 1

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION
                            ----------------------

                                                                                                    Page
                                                                                                   -----

Section 101.  Definitions                                                                            1
Section 102.  Other Definitions                                                                     37
Section 103.  Rules of Construction                                                                 38
Section 104.  Incorporation by Reference of TIA                                                     39
Section 105.  Conflict with TIA                                                                     39
Section 106.  Compliance Certificates and Opinions                                                  39
Section 107.  Form of Documents Delivered to Trustee                                                40
Section 108.  Acts of Noteholders; Record Dates                                                     41
Section 109.  Notices, etc., to Trustee and Company                                                 43
Section 110.  Notices to Holders; Waiver                                                            44
Section 111.  Effect of Headings and Table of Contents                                              44
Section 112.  Successors and Assigns                                                                44
Section 113.  Separability Clause                                                                   44
Section 114.  Benefits of Indenture                                                                 44
Section 115.  GOVERNING LAW                                                                         45
Section 116.  Legal Holidays                                                                        45
Section 117.  No Personal Liability of Directors, Officers, Employees, Incorporators
              and Stockholders                                                                      45
Section 118.  Exhibits and Schedules                                                                45
Section 119.  Counterparts                                                                          45
Section 120.  Holding as Agent for TTC Merger Co.                                                   45

                                   ARTICLE 2
                                  NOTE FORMS
                                  ----------
Section 201.  Forms Generally                                                                       46
Section 202.  Form of Trustee's Certificate of Authentication                                       48
Section 203.  Restrictive and Global Note Legends                                                   49


                                   ARTICLE 3
                                   THE NOTES
                                   ---------

                                                                                                  Page
                                                                                                  ----
Section 301.  Title and Terms                                                                       51
Section 302.  Denominations                                                                         52
Section 303.  Execution, Authentication and Delivery and Dating                                     52
Section 304.  Temporary Notes                                                                       53
Section 305.  Registration, Registration of Transfer and Exchange                                   53
Section 306.  Mutilated, Destroyed, Lost and Stolen Notes                                           54
Section 307.  Payment of Interest Rights Preserved                                                  55
Section 308.  Persons Deemed Owners                                                                 56
Section 309.  Cancellation                                                                          56
Section 310.  Computation of Interest                                                               56
Section 311.  CUSIP Numbers                                                                         57
Section 312.  Book-Entry Provisions for Global Notes                                                57
Section 313.  Special Transfer Provisions                                                           59
Section 314.  Payment of Additional Interest                                                        62

                                   ARTICLE 4
                                   COVENANTS
                                   ---------

Section 401.  Payment of Principal, Premium and Interest                                            62
Section 402.  Maintenance of Office or Agency                                                       62
Section 403.  Money for Payments To Be Held in Trust                                                63
Section 404.  SEC Reports                                                                           64
Section 405.  Statement as to Default                                                               65
Section 406.  Limitation on Indebtedness                                                            65
Section 407.  Limitation on Layering                                                                68
Section 408.  Limitation on Restricted Payments                                                     69
Section 409.  Limitation on Restrictions on Distributions from Restricted Subsidiaries              73
Section 410.  Limitation on Sales of Assets and Subsidiary Stock                                    75
Section 411.  Limitation on Transactions with Affiliates                                            78
Section 412.  Limitation on Liens                                                                   79
Section 413.  Future Note Guarantors                                                                80
Section 414.  Purchase of Notes Upon a Change in Control                                            80

                                   ARTICLE 5
                               SUCCESSOR COMPANY
                               -----------------

                                                                                                  Page
                                                                                                  ----
Section 501.  When the Company May Merge, etc.                                                      81
Section 502.  Successor Company Substituted                                                         82

                                   ARTICLE 6
                                   REMEDIES
                                   --------

Section 601.  Events of Default                                                                     83
Section 602.  Acceleration of Maturity; Rescission and Annulment                                    85
Section 603.  Other Remedies; Collection Suit by Trustee                                            86
Section 604.  Trustee May File Proofs of Claim                                                      86
Section 605.  Trustee May Enforce Claims Without Possession of Notes                                87
Section 606.  Application of Money Collected                                                        87
Section 607.  Limitation on Suits                                                                   87
Section 608.  Unconditional Right of Holders to Receive Principal, Premium and
              Interest                                                                              88
Section 609.  Restoration of Rights and Remedies                                                    88
Section 610.  Rights and Remedies Cumulative                                                        88
Section 611.  Delay or Omission Not Waiver                                                          89
Section 612.  Control by Holders                                                                    89
Section 613.  Waiver of Past Defaults                                                               89
Section 614.  Undertaking for Costs                                                                 90
Section 615.  Waiver of Stay, Extension or Usury Laws                                               90

                                   ARTICLE 7
                                  THE TRUSTEE
                                  -----------

Section 701.  Certain Duties and Responsibilities                                                   91
Section 702.  Notice of Defaults                                                                    92
Section 703.  Certain Rights of Trustee                                                             92
Section 704.  Not Responsible for Recitals or Issuance of Notes                                     93
Section 705.  May Hold Notes                                                                        93
Section 706.  Money Held in Trust                                                                   93
Section 707.  Compensation and Reimbursement                                                        94
Section 708.  Conflicting Interests                                                                 94
Section 709.  Corporate Trustee Required; Eligibility                                               94
Section 710.  Resignation and Removal; Appointment of Successor                                     95

                                                                                                  Page
                                                                                                  ----
Section 711.  Acceptance of Appointment by Successor                                                96
Section 712.  Merger, Conversion, Consolidation or Succession to Business                           96
Section 713.  Preferential Collection of Claims Against the Company                                 97
Section 714.  Appointment of Authenticating Agent                                                   97

                                   ARTICLE 8

                        HOLDERS' LISTS AND REPORTS BY
                            TRUSTEE AND THE COMPANY
                        ------------------------------

Section 801.  The Company to Furnish Trustee Names and Addresses of Holders                         97
Section 802.  Preservation of Information; Communications to Holders                                98
Section 803.  Reports by Trustee                                                                    98

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT OR WAIVER
                         -------------------------------

Section 901.  Without Consent of Holders                                                            98
Section 902.  With Consent of Holders                                                               99
Section 903.  Execution of Amendments, Supplements or Waivers                                      101
Section 904.  Revocation and Effect of Consents                                                    101
Section 905.  Conformity with TIA                                                                  102
Section 906.  Notation on or Exchange of Notes                                                     102

                                  ARTICLE 10
                              REDEMPTION OF NOTES
                              -------------------

Section 1001. Right of Redemption                                                                  102
Section 1002. Applicability of Article                                                             103
Section 1003. Election to Redeem; Notice to Trustee                                                103
Section 1004. Selection by Trustee of Notes to Be Redeemed                                         104
Section 1005. Notice of Redemption                                                                 104
Section 1006. Deposit of Redemption Price                                                          105
Section 1007. Notes Payable on Redemption Date                                                     105
Section 1008. Notes Redeemed in Part                                                               106

                                                                                                 Page
                                                                                                 ----

                                  ARTICLE 11
                          SATISFACTION AND DISCHARGE
                          --------------------------

Section 1101. Satisfaction and Discharge of Indenture                                              106
Section 1102. Application of Trust Money                                                           107

                                  ARTICLE 12
                       DEFEASANCE OR COVENANT DEFEASANCE
                       ---------------------------------

Section 1201. The Company's Option to Elect Defeasance or Covenant Defeasance                      108
Section 1202. Defeasance and Discharge                                                             108
Section 1203. Covenant Defeasance                                                                  108
Section 1204. Conditions to Defeasance or Covenant Defeasance                                      109
Section 1205. Deposited Money and U.S. Government Obligations To Be Held in
              Trust; Other Miscellaneous Provisions                                                110
Section 1206. Reinstatement                                                                        111
Section 1207. Repayment to the Company                                                             111

                                  ARTICLE 13
                     PARENT GUARANTEE AND NOTE GUARANTEES
                     ------------------------------------

Section 1301. Guarantees Generally                                                                 112
Section 1302. Continuing Guarantees                                                                114
Section 1303. Release of Parent Guarantee and Note Guarantees                                      114
Section 1304. Agreement to Subordinate                                                             115
Section 1305. Waiver of Subrogation                                                                116
Section 1306. Notation Not Required                                                                116
Section 1307. Successors and Assigns of the Holding or Note Guarantors                             116
Section 1308. Execution and Delivery of Note Guarantees                                            116
Section 1309. Notices                                                                              117

                                  ARTICLE 14
                                 SUBORDINATION
                                 -------------

Section 1401. Agreement To Subordinate                                                             117
Section 1402. Liquidation, Dissolution, Bankruptcy                                                 117
Section 1403. Default on Senior Indebtedness                                                       117
Section 1404. Acceleration of Payment of Notes                                                     118

                                                                                                  Page
                                                                                                  ----
Section 1405. When a Distribution Must Be Paid Over                                                119
Section 1406. Subrogation                                                                          119
Section 1407. Relative Rights                                                                      119
Section 1408. Subordination May Not Be Impaired by Issuers                                         119
Section 1409. Rights of Trustee and Paying Agent                                                   119
Section 1410. Distribution or Notice to Representative                                             120
Section 1411. Article 14 Not To Prevent Events of Default or Limit Right To
               Accelerate                                                                          120
Section 1412. Trust Moneys Not Subordinated                                                        120
Section 1413. Trustee Entitled To Rely                                                             120
Section 1414. Trustee To Effectuate Subordination                                                  121
Section 1415. Trustee Not Fiduciary for Holders of Senior Indebtedness                             121
Section 1416. Reliance by Holders of Senior Indebtedness on Subordination
              Provisions                                                                           121
Section 1417. Trustee's Compensation Not Prejudiced                                                122

                                  ARTICLE 15
             SUBORDINATION OF PARENT GUARANTEE AND NOTE GUARANTEES
             -----------------------------------------------------

Section 1501. Agreement To Subordinate                                                             122
Section 1502. Liquidation, Dissolution, Bankruptcy                                                 122
Section 1503. Default on Obligor Senior Indebtedness                                               123
Section 1504. Acceleration of Payment of Notes                                                     124
Section 1505. When a Distribution Must Be Paid Over                                                125
Section 1506. Subrogation                                                                          125
Section 1507. Relative Rights                                                                      125
Section 1508. Subordination May Not Be Impaired by Guarantors                                      125
Section 1509. Rights of Trustee and Paying Agent                                                   126
Section 1510. Distribution or Notice to Representative                                             126
Section 1511. Article 15 Not To Prevent Events of Default or Limit Right To
              Accelerate                                                                           126
Section 1512. Trust Moneys Not Subordinated                                                        127
Section 1513. Trustee Entitled To Rely                                                             127
Section 1514. Trustee To Effectuate Subordination                                                  127
Section 1515. Trustee Not Fiduciary for Holders of Obligor Senior Indebtedness                     127
Section 1516. Reliance by Holders of Senior Indebtedness on Subordination
              Provisions                                                                           128
Section 1517. Trustee's Compensation Not Prejudiced                                                128

Exhibit A  Form of Note
Exhibit B  Form of Supplemental Indenture
Exhibit C  Form of Regulation S Certificate
Exhibit D  Form of Certificate of Beneficial Ownership
Exhibit E  Form of First Supplemental Indenture

    Certain Sections of this Indenture relating to Sections 310 through 318 inclusive of the Trust Indenture Act of 1939:


Trust Indenture Act Section         Indenture Section
---------------------------         ----------------
     (S) 310(a)(1)..............            709
            (a)(2)..............            709
            (a)(3)..............         Not Applicable
            (a)(4)..............         Not Applicable
            (b).................            708

     (S) 311(a).................            713
            (b).................            713
            (b)(2)..............            803
                                            803

     (S) 312(a)................             801
                                            802
            (b)................             802
            (c)................             802

     (S) 313(a)................             803
            (b)................             803
            (c)................             803
                                            803
            (d)................             803

     (S) 314(a)................             404
            (a)(4).............             102
                                            405
            (b).................      Not Applicable
            (c)(1)..............            102
            (c)(2)..............            102
            (c)(3)..............      Not Applicable
            (d).................      Not Applicable
            (e).................            102

Trust Indenture Act Section         Indenture Section
---------------------------         ----------------

    (S) 315(a)...............             701
           (b)...............             702
                                          803
           (c)...............             701
           (d)...............             701
           (d)(1)............             701
           (d)(2)............             701
           (d)(3)............             701
           (e)...............             614

    (S) 316(a)...............             101
                                          612
           (a)(1)(A).........             602
                                          612
           (a)(1)(B )........             613
           (a)(2)............       Not Applicable
           (b)...............             608
           (c)...............             104

    (S) 317(a)(1)............              603
           (a)(2)............             604
           (b)...............              403
    (S) 318(a)...............              107

______________________
  This cross-reference table shall not for any purpose be deemed to be part of this Indenture.

     INDENTURE, dated as of May 21, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among Dynatech Corporation, a
                                 ---------
corporation organized under the laws of the Commonwealth of Massachusetts

("Holding") and TTC Merger Co. LLC, a limited liability company organized under
---------
the laws of the State of Delaware ("TTC Merger Co." and together with Holding
                                    --------------
the "Initial Issuers"), and State Street Bank and Trust Company, a Massachusetts
     ---------------
trust company, as trustee (the "Trustee").
                                -------


                  RECITALS OF THE INITIAL ISSUERS AND HOLDING

     The Initial Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes. Holding has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Notes, as provided in this Indenture. Holding has received good and valuable consideration for its execution and delivery of this Indenture and its guarantee of the Notes.

     All things necessary to make the Original Notes, when executed and delivered by the Initial Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Initial Issuers, the valid obligation of the Initial Issuers, and to make this Indenture a valid agreement of each of the Initial Issuers and Holding as of the date hereof, in accordance with the terms of the Original Notes and this Indenture, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of the Notes, as follows:


                                   ARTICLE 1

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION
                        ----------------------------------------

      Section 101.  Definitions.
                    -----------

     "Additional Assets" means (i) any property or assets that replace the
      -----------------         -
property or assets that are the subject of an Asset Disposition; (ii) any
                                                                  --
property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (iii) the Capital
                                                           ---
Stock of a Person that is engaged in a Related Business and
becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of
                                                           --
any Person that at such time is a Restricted Subsidiary, acquired from a third party.

     "Additional Notes" means any notes issued under this Indenture in addition
      ----------------
to the Original Notes (other than any Notes issued pursuant to Section 304, 305,
                                                               -----------  ---
306, 312(c), 312(d) or 1008).
---  -----   ------    ----

     "Affiliate" of any specified Person means any other Person, directly or
      ---------
indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the
--------
management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
------------       ----------

     "all or substantially all" has the meaning given to such phrase in the
      ------------------------
Revised Model Business Corporation Act and commentary thereto.

     "Applicable Premium" means, with respect to a Note at any Redemption Date,
      ------------------
the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess
                -                                                 --
of (A) the present value at such Redemption Date of (1) the redemption price of
    -                                                -
such Note on May 15, 2003 (such redemption price being that described in paragraph (a) of Section 1001) plus (2) all required remaining scheduled
                 ------------        -
interest payments due on such Note through May 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the
                                                                     -
principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate, provided, that such calculation
                                            --------
shall not be a duty or obligation of the Trustee.

     "Asset Disposition" means any sale, lease, transfer or other disposition of
      -----------------
shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its
                                  -----------
Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the
                                                   -
Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of
                                     --
business, (iii) the sale or discount (with or without recourse, and on customary
           ---
or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment
                                           --
Transactions, (v) a disposition that is governed by the provisions described
               -
under Article 5 hereof, (vi) any
      ---------          --

Financing Disposition, (vii) any "fee in lieu" or other disposition of assets to
                        ---
any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee,
(viii) any exchange of like property pursuant to Section 1031 (or any successor
-----
section) of the Code, (ix) any financing transaction with respect to property
                       --
built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or
                 -
similar action with respect to any property or other assets, (xi) any
                                                              --
disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted
                          ---
Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a
                                                                 ----
disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, or (xiv) any
                                                                 ---
disposition or series of related dispositions for aggregate consideration not to exceed $2.5 million.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant
      --------------------
to Section 714 to act on behalf of the Trustee to authenticate Notes of one or
   -----------
more series.

     "Average Life" means, as of the date of determination, with respect to any
      ------------
Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum
                                                                    -
of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.
                               --

     "Bank Indebtedness" means any and all amounts, whether outstanding on the
      -----------------
Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the board of directors or other governing body
      ------------------
of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

     "Borrowing Base" means the sum (determined as of the end of the most
      --------------
recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (1) 60% of Inventory of the Company and its Restricted
                           -
Subsidiaries and (2) 80% of Receivables of the Company and its Restricted
                  -
Subsidiaries.

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" of any Person means any and all shares, interests, rights
      -------------
to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligation" means an obligation that is required to be
      ----------------------------
classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

     "Cash Equivalents" means any of the following:  (a) securities issued or
      ----------------                                -
fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers'
                          -
acceptances of (i) any lender under the Senior Credit Agreement or (ii) any
                -                                                   --
commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at
                                               -
least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d)
                                                                       -
investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

     "CDR" means Clayton, Dubilier & Rice, Inc.
      ---

     "CDR Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a
      ----------
Cayman Islands exempted limited partnership, and any successor in interest thereto.

     "Cedel" means Cedel Bank, societe anonyme.
      -----

     "Change of Control" means if:
      -----------------

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or Holding, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that so
                                                            --------
     long as the Company is a Subsidiary of Holding, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of Holding;

          (ii) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders or Holding, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that so long as such surviving or transferee Person is a
     --------
     Subsidiary of a parent Person, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such parent Person; or

          (iii) during any period of two consecutive years (during which period the Company has been a party to this Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

          "Change of Control Triggering Event" means the occurrence after the
           ----------------------------------
Issue Date of both (a) a Change of Control and (b) the failure of the Notes to
                    -                           -
have, on the 30th day
after such Change of Control, a rating of at least "BBB-" (or equivalent successor rating) by S&P and a rating of at least "Baa3" (or equivalent successor rating) by Moody's.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" means, until the consummation of the Second Merger, Holding
           -------
and TTC Merger Co., and from and after such consummation, Telecommunications Techniques Co., LLC, a Delaware limited liability company, and any successor in interest thereto.

          "Company Request," "Company Order" and "Company Consent" mean,
           ---------------    -------------       ---------------
respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.

          "Consolidated Coverage Ratio" as of any date of determination means
           ---------------------------
the ratio of (i) the aggregate amount of Consolidated EBITDA of the Company and
              -
its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii)
                                                                   --
Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Recapitalization as if it had occurred at the beginning of such four-quarter period); provided, that
         --------

          (1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Con solidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average
                                                              -
     daily balance of such In debtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such
                                                                     -
     facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

          (2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the
     ----------
     Consolidated Coverage Ratio involves a Discharge of In-
     debtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such
                                                         --- -----
     Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be
                     ----
     reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the
                                                                     -
     Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of
                                             ----  -
     any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its con tinuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest
                     --------
     Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

          (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, the Consolidated Net
           -------------------
Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid,
                                -
estimated or accrued) based on income, profits or capital, (ii) Consolidated
                                                            --
Interest Expense and any Receivables Fees, (iii) depreciation, amortization
                                            ---
(including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering,
                  --
Investment or Indebtedness permitted by this Indenture (whether or not consummated or incurred) and (v) the amount of any minority interest expense.
                              -

          "Consolidated Interest Expense" means, for any period, (i) the total
           -----------------------------                          -
interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted

Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b)
    -                                                                   -
amortization of debt discount, (c) interest in respect of Indebtedness of any
                                -
other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the
                                       -                              -
interest portion of any deferred payment obligation, and (f) commissions,
                                                          -
discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash
                                     --
in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise
                                              ---
included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after
           --------
giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

          "Consolidated Net Income" means, for any period, the net income (loss)
           -----------------------
of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated
                 --------
Net Income:

          (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained
                                         -
     in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be
                 -
     included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

          (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii) any net income (loss) of any Restricted Subsidiary that is not a Note Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been
                                                 -
     waived or otherwise released, (y) restrictions pursuant to the Notes or
                                    -
     this Indenture and (z) restrictions in effect on the Issue Date with
                         -
     respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue
     Date), except that (A) subject to the limitations contained in clause (iv)
                         -
     below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net
                                                                  -
     loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

          (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

          (v) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any compensation
                                                         -
     expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Recapitalization, (b) any charge
                                                                 -
     or expense incurred for employee bonuses in connection with the Recapitalization, and (c) fees, expenses and charges associated with the
                            -
     Recapitalization or any acquisition, merger or consolidation after the Issue Date),

          (vi)  the cumulative effect of a change in accounting principles,

          (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

          (viii)  any unrealized gains or losses in respect of Currency
     Agreements,

          (ix) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

          (x) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

          In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

          "Consolidated Total Assets" means, as of any date of determination,
           -------------------------
the total assets shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith), provided that for purposes of
                                                --------
paragraph (b) of Section 406 and the definition of "Permitted Investment,"
                 -----------
Consolidated Total Assets shall not be less than $285.3 million.

          "Consolidation" means the consolidation of the accounts of each of the
           -------------
Restricted Subsidiaries with those of the Company in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of
--------
any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

          "Corporate Trust Office" means the office of the Trustee in the
           ----------------------
Borough of Manhattan, the City of New York, at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 61 Broadway, 15th Floor, New York, New York 10006.

          "Currency Agreement" means, in respect of a Person, any foreign
           ------------------
exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

          "Default" means any event or condition that is, or after notice or
           -------
passage of time or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees and
           ----------
successors.

          "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
           ------------------------------         -
(ii) any other Senior Indebtedness that, at the date of determination, has an
---
aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Disinterested Director" means, with respect to any Affiliate
           ----------------------
Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or Holding or any options, warrants or other rights in respect of such Capital Stock.

          "Disqualified Stock" means, with respect to any Person, any Capital
           ------------------
Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition) (i) matures or is
                                                          -
mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii)
                                                                            --
is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii)
                                                                          ---
is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company
           -------------------
other than a Foreign Subsidiary.

          "Equity Offering" means a sale of Capital Stock (other than
           ---------------
Disqualified Stock) (x) that is a sale of Capital Stock of the Company, or (y)
                     -                                                      -
proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Restricted Subsidiaries.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels
           ---------
Office, as operator of the Euroclear System.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Notes" means the Company's 9 3/4% Senior Subordinated Notes
           --------------
Due 2008, containing terms substantially identical to the Initial Notes or any Initial Additional

Notes (except that (i) such Exchange Notes shall not contain terms with respect
                    -
to transfer restrictions and shall be registered under the Securities Act, and
(ii) certain provisions relating to an increase in the stated rate of interest
 --
thereon shall be eliminated), that are issued and exchanged for (a) the Initial
                                                                 -
Notes, as provided for in a registration rights agreement relating to such Initial Notes and this Indenture, or (b) such Initial Additional Notes as may be
                                      -
provided in any registration rights agreement relating to such Additional Notes and this Indenture (including any amendment or supplement hereto).

          "Excluded Contribution" means Net Cash Proceeds, or the fair value, as
           ---------------------
determined in good faith by the Board of Directors, of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company and not previously included in the calculation set forth in subparagraph (a)(3)(B)(x) of Section 408 for purposes of determining
                                      -----------
whether a Restricted Payment may be made.

          "Financing Disposition" means any sale, transfer, conveyance or other
           ---------------------
disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

          "First Supplemental Indenture" means the First Supplemental Indenture,
           ----------------------------
to be entered into substantially in the form attached hereto as Exhibit E.
                                                                ---------

          "Foreign Subsidiary" means (a) any Restricted Subsidiary of the
           ------------------         -
Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary
                                                   -
of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Total Assets," all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include
                     --------
endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor Designated Senior Indebtedness" means, with respect to any
           ----------------------------------------
Guarantor, (i) the Indebtedness of such Guarantor in respect of Bank
            -
Indebtedness and (ii) any other Obligor Senior Indebtedness of such Guarantor
                  --
that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by such Guarantor in an agreement or instrument evidencing or governing such Obligor Senior Indebtedness as "Guarantor Designated Senior Indebtedness" for purposes of this Indenture.

          "Guarantor Senior Indebtedness" means, with respect to any Note
           -----------------------------
Guarantor, the following obligations, whether outstanding on the date of this Indenture or thereafter issued, without duplication: (i) any Guarantee of Bank
                                                      -
Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Note Guarantor; (ii) all obligations in respect of any Receivables
                              --
Financing; and (iii) all obligations consisting of the principal of and premium,
                ---
if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Note Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Note Guarantor under its Note Guarantee; provided, however, that Guarantor Senior Indebtedness shall not
                --------  -------
include (1) any obligations of such Note Guarantor to the Company or any other
         -
Subsidiary of the Company, (2) any liability for Federal, state, local, foreign
                            -
or other taxes owed or owing by such Note Guarantor, (3) any accounts payable or
                                                      -
other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4)
                                                                            -
any Indebtedness of such Note Guarantor (or Guarantee by such Note Guarantor of Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of such Note Guarantor (or Guarantee by such Note Guarantor of Indebtedness), (5) any Capital Stock of such Note
                -

Guarantor or (6) that portion of any Indebtedness of such Note Guarantor that is
              -
Incurred by such Note Guarantor in violation of Section 406 (but no such
                                                -----------
violation shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence by such Note Guarantor of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant). If any Guarantor Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Guarantor Senior Indebtedness nevertheless will constitute Guarantor Senior Indebtedness.

          "Guarantor Senior Subordinated Indebtedness" means, with respect to a
           ------------------------------------------
Note Guarantor, (i) the obligations of such Note Guarantor under its Note
                 -
Guarantee and (ii) any other Indebtedness of such Note Guarantor that ranks pari
               --                                                           ----
passu in right of payment with the obligations of such Note Guarantor under its
-----
Note Guarantee.

          "Guarantor Subordinated Obligations" means, with respect to a Note
           ----------------------------------
Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Note Guarantor under the Note Guarantee pursuant to a written agreement.

          "Hedging Obligations" of any Person means the obligations of such
           -------------------
Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means the Person in whose name a Note is
           ------      ----------
registered in the Note Register.

          "Holding" means Dynatech Corporation, a Massachusetts corporation, and
           -------
any successor in interest thereto.

          "Holding Expenses" means (i) costs (including all professional fees
           ----------------         -
and expenses) incurred by Holding to comply with its reporting obligations under federal or state laws or under this Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of Holding
                                     --
owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iii) fees and
                                                                 ---
expenses payable by Holding in connection with the Transactions, (iv) other
                                                                  --
operational expenses of Holding incurred in the ordinary course of business, and
(v) expenses incurred by Holding in connection with any public offering of
 -
Capital Stock or Indebtedness (x) where the net proceeds of such offering are
                               -
intended to be received by or contributed or loaned to the

Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses
                                        -
in pro portion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion
                           -
of such offering so long as Holding shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

          "Incur" means issue, assume, enter into any Guarantee of, incur or
           -----
otherwise become liable for; provided, however, that any Indebtedness or Capital
                             --------  -------
Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

          "Indebtedness" means, with respect to any Person on any date of
           ------------
determination (without duplication):

          (i)  the principal of indebtedness of such Person for borrowed money,

          (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

          (v)  all Capitalized Lease Obligations of such Person,

          (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Note Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or re purchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or re purchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that the amount of Indebtedness of such Person shall be
             --------
     the lesser of (A) the fair market value of such asset at such date of
                    -
     determination (as determined in good faith by the Company) and (B) the
                                                                     -
     amount of such Indebtedness of such other Persons,

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

          (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

          The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

          "Initial Additional Notes" means Additional Notes issued in an
           ------------------------
offering not registered under the Securities Act.

          "Initial Notes" means the Company's 9 3/4% Senior Subordinated Notes
           -------------
Due 2008, issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d) or 1008).
            ------- ---  ---  ---  ------  ------    ----

          "Interest Payment Date" means, when used with respect to any Note and
           ---------------------
any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

          "Interest Rate Agreement" means, with respect to any Person, any
           -----------------------
interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

          "Inventory" means goods held for sale or lease by a Person in the
           ---------
ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

          "Investment" in any Person by any other Person means any direct or
           ----------
indirect advance, loan or other extension of credit (other than to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 408, (i) "Investment" shall
                                            -----------   -
include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a
            --------
Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such
          -
redesignation less (y) the portion (proportionate to the Company's equity
                    -
interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to
                                               --
or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and (iii) in each case under clause (i) or (ii)
                                ---
above, fair market value shall be as determined in good faith by the Board of Directors. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of
                               --------
Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of Section 408.
                                     -----------

          "Investors" means CDR Fund V and John F. Reno or his family members or
           ---------
relatives, or trusts for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives.

          "Issue Date" means the first date on which Initial Notes are issued.
           ----------

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Management Advances" means (1) loans or advances made to directors,
           -------------------         -
officers or employees of Holding, the Company or any Restricted Subsidiary (x)
                                                                            -
in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred
                              -
in connection with any closing or consolidation of any facility, or (z) in the
                                                                     -
ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time, (2) promissory notes of
                                                        -
Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other
                                     -                             -
Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 406.
                                                          -----------

          "Management Agreements" means, collectively, the Consulting Agreement
           ---------------------
and the Indemnification Agreement, each dated as of May 21, 1998, each between the Company and CDR (and its permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

          "Management Guarantees" means guarantees (x) of up to an aggregate
           ---------------------                    -
principal amount of $20.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or
                                                       -
in respect of loans or advances made to, directors, officers or employees of Holding, the Company or any Restricted Subsidiary (1) in respect of travel,
                                                   -
entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this
              -
clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

          "Management Investors" means the officers, directors, employees and
           --------------------
other members of the management of Holding, the Company or any of their respective Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or Holding.

          "Management Stock" means Capital Stock of the Company or Holding
           ----------------
(including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

          "Merger" means the merger of MergerCo with and into Holding, with
           ------
Holding continuing as the surviving corporation, on the date of the Recapitalization.

          "MergerCo" means CDRD Merger Corporation, a Delaware corporation.
           --------

          "Moody's" means Moody's Investors Service, Inc., and its successors.
           -------

          "Net Available Cash" from an Asset Disposition means cash payments
           ------------------
received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all
                                                                     -
legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described in
Section 410), (ii) all payments made, and all installment payments required to
-----------    --
be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to
              ---
minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) any liabilities or obligations associated with
                            --
the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

          "Net Cash Proceeds," with respect to any issuance or sale of any
           -----------------
securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a Person who is not a U.S. person, as defined
           ---------------
in Regulation S.

          "Note Guarantee" means any guarantee that may from time to time be
           --------------
entered into by a Restricted Subsidiary of the Company pursuant to Section 413.
                                                                   -----------

          "Note Guarantor" means any Restricted Subsidiary of the Company that
           --------------
enters into a Note Guarantee.

          "Notes" means the Initial Notes, any Additional Notes, and the
           -----
Exchange Notes.

          "Obligor Designated Senior Indebtedness" means (a) with respect to the
           --------------------------------------         -
Parent Guarantor, Parent Designated Senior Indebtedness and (b) with respect to
                                                             -
any Note Guarantor, Guarantor Designated Senior Indebtedness.

          "Obligor Senior Indebtedness" means (a) with respect to the Parent
           ---------------------------         -
Guarantor, Parent Senior Indebtedness and (b) with respect to any Note
                                           -
Guarantor, Guarantor Senior Indebtedness.

          "Officer" means, with respect to the Company or any other obligor upon
           -------
the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or
                            -                     -
managed by a single entity, of such entity or (c) any other individual
                                               -
designated as an "Officer" for the purposes of this Indenture by the Board of Directors.

          "Officer's Certificate" means, with respect to the Company or any
           ---------------------
other obligor upon the Notes, a certificate signed by one Officer of such Person.

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Holding, the Company or the Trustee.

          "Original Notes" means the Initial Notes and any Exchange Notes issued
           --------------
in exchange therefor.

          "Outstanding" when used with respect to Notes means, as of the date of
           -----------
determination, all Notes theretofore authenticated and delivered under this Indenture, except:
           ------

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to
                                             --------
     be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

          A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether
                                         --------
the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

          "Parent Guarantee" means the Guarantee executed and delivered by
           ----------------
Holding as described in Section 1301(a).
                        ---------------

          "Parent Senior Indebtedness" means, with respect to Holding, the
           --------------------------
following obligations, whether outstanding on the date of this Indenture or thereafter issued, without duplication: (i) any Guarantee of Bank Indebtedness
                                         -
by Holding and all other Guarantees by Holding of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any Note Guarantor; (ii) all
                                                                 --
obligations in respect of any Receivables Financing; and (iii) all obligations
                                                          ---
consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holding regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of Holding, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of Holding under the Parent Guarantee.

          "Parent Senior Subordinated Indebtedness" means (i) the obligations of
           ---------------------------------------         -
Holding under the Parent Guarantee and (ii) any other Indebtedness of Holding
                                        --
that ranks pari passu in right of payment with the obligations of Holding under
           ---- -----
the Parent Guarantee.

          "Parent Subordinated Obligations" means any Indebtedness of Holding
           -------------------------------
(whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of Holding under the Parent Guarantee pursuant to a written agreement.

          "Paying Agent" means any Person authorized by the Company to pay the
           ------------
principal of (and premium, if any) or interest on any Notes on behalf of the Company.

          "Permitted Holder" means any of the following:  (i) any of the
           ----------------                                -
Investors, Management Investors, CDR and their respective Affiliates; (ii) any
                                                                       --
investment fund or vehicle managed, sponsored or advised by CDR; (iii) any
                                                                  ---
limited or general partners of, or other investors in, any of the Investors and their respective Affiliates, or any such investment fund or vehicle; and (iv)
                                                                          --
any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holding or the Company.

          "Permitted Investment" means an Investment by the Company or any
           --------------------
Restricted Subsidiary in, or consisting of, any of the following:

          (i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (iii)  Temporary Cash Investments or Cash Equivalents;

          (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

          (v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 410;
                                                                  -----------

          (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

          (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

          (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with
     Section 406;
     -----------

          (ix)  pledges or deposits (x) with respect to leases or utilities
                                     -
     provided to third parties in the ordinary course of business or (y)
                                                                      -
     otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under Section 412;
                                           -----------

          (x) any Investment in a joint venture or similar entity that is not a Restricted Subsidiary, or in any Related Business, in an aggregate amount outstanding at any time not to exceed 7% of Consolidated Total Assets;

          (xi) (1) Investments in any Receivables Subsidiary, or in connection
                -
     with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company or Holding,
                       -
     provided that if Holding receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by Holding to the Company;

          (xii) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

          (xiii)   Notes;

          (xiv) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of Holding, as consideration;

          (xv)   Management Advances; and

          (xvi) other Investments in an aggregate amount outstanding at any time not to exceed 10% of Consolidated Total Assets.

          "Permitted Liens" means:
           ---------------

          (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

          (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

          (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

          (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

          (g) (i) mortgages, liens, security interests, restrictions,
               -
     encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real
          --
     property;

          (h) Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Section 406;
                                                               -----------

          (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

          (j)  leases, subleases, licenses or sublicenses to third parties;

          (k)  Liens securing (1) Indebtedness Incurred in compliance with
                               -
     clause (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii)(E) or (b)(x), of
     Section 406, or clause (b)(iii) thereof (other than Refinancing
     -----------
     Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Bank Indebtedness, (3) commercial bank Indebtedness, (4)
                -                      -                                 -
     Indebtedness of any Restricted Subsidiary that is not a Note Guarantor, (5)
                                                                              -
     the Notes or (6) Indebtedness or other obligations of any Receivables
                   -
     Entity;

          (l) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however,
                                                              --------  -------
     that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

          (m) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (n) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

          (o) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Place of Payment" means a city or any political subdivision thereof
           ----------------
referred to in Article 3 and initially designated under Section 402.
               ---------                                -----------

          "Predecessor Notes" of any particular Note means every previous Note
           -----------------
evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, destroyed,
                                  -----------
lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Preferred Stock" as applied to the Capital Stock of any corporation
           ---------------
means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Purchase Money Obligations" means any Indebtedness Incurred to
           --------------------------
finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

          "QIB" or "Qualified Institutional Buyer" means a "qualified
           ---      -----------------------------
institutional buyer," as that term is defined in Rule 144A under the Securities Act.

          "Recapitalization" means the leveraged recapitalization of Holding
           ----------------
pursuant to the Agreement and Plan of Merger, dated as of December 20, 1997, between MergerCo and Holding whereby MergerCo will be merged with and into Holding, with Holding being the surviving corporation.

          "Receivable" means a right to receive payment arising from a sale or
           ----------
lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

          "Receivables Entity" means (x) any Receivables Subsidiary or (y) any
           ------------------         -                                 -
other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

          "Receivables Fees" means distributions or payments made directly or by
           ----------------
means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

          "Receivables Financing" means any financing of Receivables of the
           ---------------------
Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

          "Receivables Subsidiary" means a Subsidiary of the Company that (a) is
           ----------------------                                          -
engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is
                                                                    -
designated as a "Receivables Subsidiary" by the Board of Directors.

          "Redemption Date" when used with respect to any Note to be redeemed or
           ---------------
purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes.

          "Redemption Price" when used with respect to any Note to be redeemed
           ----------------
or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

          "refinance" means refinance, refund, replace, renew, repay, modify,
           ---------
restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Indenture shall have a correlative meaning.

          "Refinancing Indebtedness" means Indebtedness that is Incurred to
           ------------------------
refinance any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness
                                     --------        -
being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (2) such Refinancing
                                                    -
Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue
            -
discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, under writing discounts, premiums and other
                        -
costs and expenses incurred in connection with such Refinancing Indebtedness and
(3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted
 -                                              -
Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Company that was incurred by the Company pursuant to paragraph (a) of Section
                                                                      -------
406 or (y) Indebtedness of the Company or a Restricted Subsidiary that
---     -
refinances Indebtedness of an Unrestricted Subsidiary.

          "Regular Record Date" for the interest payable on any Interest Payment
           -------------------
Date means the date specified for that purpose in Section 301.
                                                  -----------

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Certificate" means a certificate substantially in the
           ------------------------
form attached hereto as Exhibit C.
                        ---------

          "Related Business" means those businesses in which the Company or any
           ----------------
of its Subsidiaries is engaged on the date of this Indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

          "Related Taxes" means (x) any taxes, charges or assessments, including
           -------------         -
but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by Holding), required to be paid by Holding by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the Capital Stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to Holding pursuant to
Section 408, or (y) any other federal, state, foreign, provincial or local taxes
-----------      -
measured by income for which Holding is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes that the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code, or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

          "Representative" means the trustee, agent or representative (if any)
           --------------
for an issue of (a) Senior Indebtedness (with respect to any Senior
                 -
Indebtedness) or (b) Obligor Senior Indebtedness (with respect to any Obligor
                  -
Senior Indebtedness).

          "Resale Restriction Termination Date" means, with respect to any Note,
           -----------------------------------
the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

          "Responsible Officer" when used with respect to the Trustee means the
           -------------------
chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president or assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment Transaction" means any Restricted Payment
           ------------------------------
permitted pursuant to Section 408, any Permitted Payment, any Permitted
                      -----------
Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment."

          "Restricted Security" has the meaning assigned to such term in Rule
           -------------------
144(a)(3) under the Securities Act; provided, however, that the Trustee shall be
                                    --------  -------
entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Second Merger" means the merger of TTC and TTC Merger Co., to occur
           -------------
immediately after the issuance of the Notes.

          "Secured Indebtedness" means any Indebtedness of the Company secured
           --------------------
by a Lien.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Senior Credit Agreement" means the credit agreement dated as of May
           -----------------------
21, 1998, among the Company (after giving effect to the Second Merger), the banks and other financial institutions party thereto from time to time, Credit Suisse First Boston, as syndication agent, The Chase Manhattan Bank, as documentation agent, and Morgan Guaranty Trust Company of New York, as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

          "Senior Credit Facility" means the collective reference to the Senior
           ----------------------
Credit Agreement, any Credit Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or re-
funded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including this Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any In
                                              -
debtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries
                                                         --
of the Company as additional borrowers or guarantors thereunder, (iii)
                                                                  ---
increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
                        --

          "Senior Indebtedness" means, with respect to the Company, the
           -------------------
following obligations, whether outstanding on the date of this Indenture or thereafter issued, without duplication: (i) all Bank Indebtedness, (ii) all
                                         -                          --
obligations in respect of any Receivables Financing, and (iii) all obligations
                                                          ---
consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; provided, however,
                                                              --------  -------
that Senior Indebtedness shall not include (1) any obligation of the Company to
                                            -
any Subsidiary, (2) any liability for Federal, state, foreign, local or other
                 -
taxes owed or owing by the Company, (3) any accounts payable or other liability
                                     -
to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any
                                                                 -
Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness), (5) any Capital
                                                                -
Stock of the Company or (6) that portion of any Indebtedness of the Company that
                         -
is Incurred by the Company in violation of Section 406 (but no such violation
                                           -----------
shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence by the Company of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 406). If any Senior Indebtedness is
                           -----------
disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

          "Senior Subordinated Indebtedness" means the Notes and any other In
           --------------------------------
debtedness of the Company that ranks pari passu with the Notes.
                                     ---- -----

          "Significant Domestic Subsidiary" means any Domestic Subsidiary that
           -------------------------------
is a Significant Subsidiary.

          "Significant Subsidiary" means any Restricted Subsidiary that would be
           ----------------------
a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

          "Special Record Date" for the payment of any Defaulted Interest means
           -------------------
a date fixed by the Trustee pursuant to Section 307.
                                        -----------

          "S&P" means Standard & Poor's Ratings Service, a division of The
           ---
McGraw-Hill Companies, Inc., and its successors.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligations" means any Indebtedness of the Company
           ------------------------
(whether outstanding on the date of this Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

          "Subsidiary" of any Person means any corporation, association,
           ----------
partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person
                                                                -
or (ii) one or more Subsidiaries of such Person.
    --

          "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of
           ---------------------
May 21, 1998, between the Company and Holding, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

          "Temporary Cash Investments" means any of the following:  (i) any
           --------------------------                                -
investment in (x) direct obligations of the United States of America or any
               -
agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof or (y) direct obligations
                                                        -
of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),
(ii) overnight bank deposits, and investments in time deposit accounts,
 --
certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any lender under the
                                                      -
Senior Credit Agreement or (y) a bank or trust company that is organized under
                            -
the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for
       ---
underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv)
                                                                             --
Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities
                                             -
maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),
(vi) Preferred Stock (other than of the Company or any of its Subsidiaries)
 --
having a rating of "A" or higher by S&P or "A2" or higher by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their
                                  ---
assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a
                ----
domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (ix) similar short-term investments approved by the Board of Directors in
     --
the ordinary course of business.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
7bbbb) as in effect on the date of this Indenture.

          "Trade Payables" means, with respect to any Person, any accounts
           --------------
payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transactions" means, collectively, the Recapitalization, the Merger,
           ------------
the Second Merger, the initial equity investment by the Investors, the offering and issuance of the Notes, the initial borrowings under the Senior Credit Facility, the assumption by the Company of obligations under this Indenture and the Notes and under the Senior Credit Facility, and all other transactions relating to the Recapitalization or the financing thereof.

          "Treasury Rate" means, with respect to a Redemption Date, the yield to
           -------------
maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from such Redemption Date to May 15, 2003; provided,
                                                                      --------
however, that if the period from such Redemption Date to May 15, 2003 is not
-------
equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States securities for which such yields are given, except that if the period from such Redemption Date to May 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trust Officer" means the Chairman of the Board, the President or any
           -------------
other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the Person named as the "Trustee" in the first
           -------
paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "TTC" means Telecommunications Techniques Co., LLC, a Delaware limited
           ---
liability company, and any successor interest thereto.

          "TTC Merger Co." means TTC Merger Co. LLC, a limited liability company
           --------------
organized under the laws of the State of Delaware, and any successor in interest thereto.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that
           -----------------------         -
at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an
                                                      --
Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that either (A) the Subsidiary to be so designated has total
--------               -
consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under
Section 408.  The Board of Directors may designate any Unrestricted Subsidiary
-----------
to be a Restricted Subsidiary; provided, that immediately after giving effect to
                               --------
such designation either (x) the Company could incur at least $1.00 of additional
                         -
Indebtedness under paragraph (a) of Section 406 or (y) the Consolidated Coverage
                                    -----------     -
Ratio would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate of the Company certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligation" means (x) any security that is (i) a
           --------------------------         -                        -
direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an
                                                                     --
obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any
                                                                        -
depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not
          --------
authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

          "Vice President" when used with respect to any Person means any vice
           --------------
president of such Person, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" of an entity means all classes of Capital Stock of such
           ------------
entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

          Section 102.  Other Definitions.
                        -----------------
                                                                 Defined in
                Term                                              Section
                ----                                             ----------

 "Act".................................                               108
 "Affiliate Transaction"...............                               411
 "Agent Members".......................                               312
 "Amendment"...........................                               409
 "Authentication Order"................                               303
 "Bankruptcy Law"......................                               601
 "Blockage Notice".....................                              1403
 "Covenant Defeasance".................                              1203
 "Custodian"...........................                               601
 "Defaulted Interest"..................                               307
 "Defeasance"..........................                              1202
 "Defeased Notes"......................                              1201
 "Event of Default"....................                               601
 "Expiration Date".....................                               108
 "Global Notes"........................                               201
 "Guaranteed Note Obligations".........                              1301
 "Guaranteed Obligations"..............                              1301
 "Guarantor"...........................                              1301
 "Guarantor Blockage Notice"...........                              1503
 "Guarantor Non-payment Default".......                              1503
 "Guarantor Payment Blockage Period"...                              1503
 "Guarantor Payment Default"...........                              1503
 "Initial Agreement"...................                               409
 "Initial Lien"........................                               412
 "Non-payment Default".................                              1403

 "Note Register" and "Note Registrar"..                               305
 "Offer"...............................                               410
 "Offshore Global Note"................                               201
 "Offshore Note Exchange Date".........                               313
 "Offshore Physical Note"..............                               201
 "Parent Guaranteed Obligations".......                              1301
 "Parent Guarantor"....................                              1301
 "pay its Obligor Guarantee"...........                              1503
 "pay the Notes".......................                              1403
 "Payment Blockage Period".............                              1403
 "Payment Default".....................                              1403
 "Permitted Payment"...................                               408
 "Physical Notes"......................                               201
 "Private Placement Legend"............                               203
 "Redemption Amount"...................                              1001
 "Refinancing Agreement"...............                               409
 "Restricted Payment"..................                               408
 "Sale"................................                               101
 "Successor Company"...................                               501
 "Unitary Global Note".................                               201
 "U.S. Global Note"....................                               201
 "U.S. Physical Notes".................                               201

          Section 103.  Rules of Construction.  For all purposes of this
                        ---------------------
Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

          (2)  "or" is not exclusive;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (4)  the words "herein," "hereof" and "hereunder" and other words of
                          ------    ------       ---------
     similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (5)  all references to "$" or "dollars" shall refer to the lawful
                                  -      -------
     currency of the United States of America;

          (6)  the words "include," "included" and "including" as used herein
                          -------    --------       ---------
     shall be deemed in each case to be followed by the phrase "without
                                                                -------
     limitation," if not expressly followed by such phrase or the phrase "but
     ----------                                                           ---
     not limited to";
     --------------

          (7) words in the singular include the plural, and words in the plural include the singular; and

          (8) any reference to a Section or Article refers to such Section or Article of this Indenture.

          Section 104.  Incorporation by Reference of TIA.  Whenever this
                        ---------------------------------
Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

          "indenture securities" means the Notes.
           --------------------

          "indenture security holder" means a Noteholder.
           -------------------------

          "indenture to be qualified" means this Indenture.
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee.
           -----------------      ---------------------

          "obligor" on the indenture securities means Holding, the Company, and
           -------
any other obligor on the Notes.

          Section 105.  Conflict with TIA.  If any provision hereof limits,
                        -----------------
qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as
        -                                                --
the case may be.

          Section 106.  Compliance Certificates and Opinions.  Upon any
                        ------------------------------------
application or request by the Company or by any other obligor upon the Notes (including any Note Guarantor) to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 405) shall include:
                -----------

          (1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

          Section 107.  Form of Documents Delivered to Trustee.  In any case
                        --------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Section 108.  Acts of Noteholders; Record Dates.  (a)  Any request,
                        ---------------------------------
demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of
           ---
execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701)
                                                                -----------
conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 108.
                                              -----------

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c)  The ownership of Notes shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and
                  --------
the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in subclause
(e)(ii) of this Section 108.  If any record date is set pursuant to this
                -----------
paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on
      --------
or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in
Section 110.
-----------

          (ii) The Trustee may set any day as a record date for the purpose of deter mining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration
           -                          --
referred to in Section 602, (iii) any request to institute proceedings referred
               -----------   ---
to in Section 607(2) or (iv) any direction referred to in Section 612, in each
      --------------     --                               -----------
case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or
--------
prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in
Section 110.
-----------

          (iii)  With respect to any record date set pursuant to this Section
                                                                      -------
108, the party hereto that sets such record dates may designate any day as the
---
"Expiration Date" and from time to time may change the Expiration Date to any
----------------
earlier or later day; provided that no such change shall be effective unless
                      --------
notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this
Section 108(e) in writing, and to each Holder of Notes in the manner set forth
--------------
in Section 110, on or prior to the existing Expiration Date.  If an Expiration
   -----------
Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

          (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

          Section 109.  Notices, etc., to Trustee and Company.  Any request,
                        -------------------------------------
demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Corporate Trust Department (telephone: (860) 244-1842; telecopier: (860) 244-1869) or at any other address furnished in writing to the Company by the Trustee, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company c/o Dynatech Corporation, 3 New England Executive Park, Burlington, MA 01803-5087, Attention: Chief Financial Officer (telephone: (781) 272-6100; telecopier: (781) 272-2304), with copies to
     Dynatech Corporation, 3 New England Executive Park, Burlington, MA 01803-5087, Attention: General Counsel (telephone: (781) 272-6100; telecopier:
     (781) 272-2304), and to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, Attention: David Brittenham, Esq. (telephone:

     (212) 909-6000; telecopier:  (212) 909-6836), or at any other address previously furnished in writing to the Trustee by the Company.

          Section 110.  Notices to Holders; Waiver.  Where this Indenture
                        --------------------------
provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

          Section 111.  Effect of Headings and Table of Contents.  The Article
                        ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 112.  Successors and Assigns.  All covenants and agreements in
                        ----------------------
this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

          Section 113.  Separability Clause.  In case any provision in this
                        -------------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 114.  Benefits of Indenture.  Nothing in this Indenture or in
                        ---------------------
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as provided in Article 14 and Article 15.
                      ----------     ----------

          Section 115.  GOVERNING LAW.  THIS INDENTURE AND THE NOTES SHALL BE
                        -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

          Section 116.  Legal Holidays.  In any case where any Interest Payment
                        --------------
Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

          Section 117.  No Personal Liability of Directors, Officers, Employees,
                        --------------------------------------------------------
Incorporators and Stockholders.  No director, officer, employee, incorporator,
------------------------------
member or stockholder, as such, of the Company, Holding, any Note Guarantor or any Subsidiary thereof shall have any liability for any obligation of the Company, Holding, or any Note Guarantor under this Indenture, the Notes, the Parent Guarantee or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          Section 118.  Exhibits and Schedules.  All exhibits and schedules
                        ----------------------
attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

          Section 119.  Counterparts.  This Indenture may be executed in any
                        ------------
number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 120.  Holding as Agent for TTC Merger Co.  To the extent
                        ----------------------------------
permitted by the TIA and any other applicable law, TTC Merger Co. hereby appoints Holding as its attorney-in-fact, which appointment is coupled with an interest, to take any action that this Indenture may require or permit TTC Merger Co. to take, including

          (1) the giving of any certification, opinion, order, request or consent (whether by Officer's Certificate, Opinion of Counsel, Company Order, Company Request, Company Consent or otherwise),

          (2) the giving of any notice (including under Section 1001), and
                                                        ------------

          (3)  the setting of any record date,

such appointment to remain in effect until TTC Merger Co. shall otherwise notify the Trustee in writing.


                                   ARTICLE 2

                                   NOTE FORMS
                                   ----------

          Section 201.  Forms Generally.  (a)  The Notes and the Trustee's
                        ---------------
certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article 2 and Exhibit A annexed hereto,
                                        ---------     ---------
which Exhibit is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Depository rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officer or member of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text
   ---------
of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A (each, a "U.S. Global
                                             ---------           -----------
Note"), deposited with the Trustee, as custodian for the Depositary or its
----
nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes and any Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued (a) in the form of one or more permanent global Notes in substantially
        -
the form set forth in Exhibit A (each, an "Offshore Global Note"), deposited
                      ---------            --------------------
with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided or (b)
                                                                            -
at the Company's option, in the form of and as part of a U.S. Global Note that has been designated by the Company as a "Unitary Global Note" (any U.S. Global Note that has been so designated, a "Unitary Global Note"). The aggregate
                                     -------------------
principal amount of an Offshore Global Note, if any, may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Subject to the limitations on the issuance of certificated Notes set forth in Sections
                                                                      --------
312 and 313, Initial Notes and any Initial Additional Notes issued pursuant to
---     ---
Section 305 in exchange for or upon transfer of beneficial interests (x) in a
-----------                                                           -
U.S. Global Note shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A and shall contain the Private
                                       ---------
Placement Legend as set forth in Section 203 (the "U.S. Physical Notes") or (y)
                                 -----------       -------------------       -
in an Offshore Global Note (if any), on or after the Offshore Note Exchange Date with respect to such Offshore Global Note, shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the
                                                          ---------
"Offshore Physical Notes"), respectively, as hereinafter provided.
------------------------

          The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note
                                        --------------
and the Offshore Global Note are sometimes collectively referred to as the "Global Notes."
-------------

          Exchange Notes shall be issued substantially in the form set forth in Exhibit A and, subject to Section 312(b), shall be in the form of one or more
---------                 --------------
Global Notes.

          Section 202.  Form of Trustee's Certificate of Authentication.  This
                        -----------------------------------------------
is one of the Notes referred to in the within-mentioned Indenture.


                                    ________________________________
                                    as Trustee


                                    By______________________________
                                       Authorized Officer

Dated:



          If an appointment of an Authenticating Agent is made pursuant to
Section 714, the Notes may have endorsed thereon, in lieu of the Trustee's
-----------
certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.


                              STATE STREET BANK AND TRUST COMPANY


                              ___________________________________
                              As Trustee



                              By_________________________________
                                    As Authenticating Agent



                              By_________________________________
                                    Authorized Officer

Dated:

          Section 203.  Restrictive and Global Note Legends.  Each Global Note
                        -----------------------------------
and Physical Note shall bear the following legend set forth below (the "Private
                                                                        -------
Placement Legend") on the face thereof until the Private Placement Legend is
----------------
removed in accordance with Section 313(4):
                           --------------

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER ANY STATE
                   --------------
     SECURITIES LAWS, AND THIS NOTE (AND ANY INTEREST OR PARTICIPATION HEREIN) MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PUR CHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A)
     IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER
     THE  SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS
                           ---------
     ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PUR-SUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
     (V) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH (V), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE, THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTION REFERRED TO ABOVE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT.

          Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE
                                                            ---
     ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

     REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE.
     -------- ---     ---


                                   ARTICLE 3

                                   THE NOTES
                                   ---------

          Section 301.  Title and Terms.  The aggregate principal amount of
                        ---------------
Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in Section 406 and except as may be
                                                -----------
limited by applicable law. The Initial Notes will be issued in an aggregate principal amount of $275,000,000. All the Original Notes shall vote and consent together on all matters as one class, and none of the Original Notes will have the right to vote or consent as a class separate from one another on any matter. Additional Notes (including any Exchange Notes issued in exchange therefor) may vote as a class with the other Notes and otherwise be treated as Notes for purposes of this Indenture.

          The Notes shall be known and designated as the "9 3/4% Senior Subordinated Notes Due 2008" of the Company. The final Stated Maturity of the Notes shall be May 15, 2008. Interest on the Outstanding principal amount of Notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in arrears on May 15 and November 15 in each year, commencing on November 15, 1998, to holders of record on the immediately preceding May 1 and November 1, respectively (each such May 1 and November 1, a "Regular Record
                                                             --------------
Date").  Interest on the Original Notes will accrue from the most recent date to
----
which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the date of issuance of such Additional Notes;

provided, that if any Note is surrendered for exchange on or after a record date
--------
for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.

          The principal of, and premium, if any, and interest, on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (the "Place of
                                                                --------
Payment"); provided, however, that at the option of the Company payment of
           --------  -------
interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

          Section 302.  Denominations.  The Notes shall be issuable only in
                        -------------
registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          Section 303.  Execution, Authentication and Delivery and Dating.  The
                        -------------------------------------------------
Notes shall be executed on behalf of the Company (x) prior to the Second Merger
                                                  -
and execution of the First Supplemental Indenture by one Officer (or, in the case of TTC Merger Co., by one Officer, or by a member) of each Initial Issuer and (y) thereafter, by one Officer or a member of the Company. The signature of
     -
such Officer or member on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company (or of a member of the Company executing such Note) shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i)
                                                                            -
Initial Notes for original issue in the aggregate principal amount not to exceed $275,000,000 and (ii) Additional Notes from time to time for original issue in
                  --
aggregate principal amounts specified by the Company and (iii) Exchange Notes
                                                          ---
from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) through
(iii) above, upon a written order of the Company in the form of an Officer's Certificate of the Company (an "Authentication Order"). Such Officer's
                                --------------------
Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request.

          All Notes shall be dated the date of their authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          Section 304.  Temporary Notes.  Until definitive Notes are ready for
                        ---------------
delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

          Section 305.  Registration, Registration of Transfer and Exchange.
                        ---------------------------------------------------
The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable
                    -------------
regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note
                                                                      ----
Registrar" for the purpose of registering Notes and transfers of Notes as herein
---------
provided.

          Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so sur-rendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

          All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

          Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

          No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes under this Section 305.
                             -----------

          The Company shall not be required (i) to issue, transfer or exchange
                                             -
any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 and ending at the close of business
                               ------------
on the day of such mailing, or (ii) to transfer or exchange any Note so selected
                                --
for redemption (or purchase) in whole or in part.

          Section 306.  Mutilated, Destroyed, Lost and Stolen Notes.  If (i) any
                        -------------------------------------------       -
mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such security
           --
or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section 306, the Company
                                                       -----------
may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section 306 in lieu of any
                                                 -----------
mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

          The provisions of this Section 306 are exclusive and shall preclude
                                 -----------
(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 307.  Payment of Interest Rights Preserved.  Interest on any
                        ------------------------------------
Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 301.
                                                   -----------

          Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted
                                                                   ---------
Interest") shall forthwith cease to be payable to the registered Holder on the
--------
relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, as provided in clause (1) or clause (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause
     (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 307, each Note
                                                      -----------
delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

          Section 308.  Persons Deemed Owners.  The Company, Holding, any other
                        ---------------------
obligor upon the Notes, the Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever,
   -----------
whether or not such Note be overdue, and neither Holding, the Company, any other obligor upon the Notes, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

          Section 309.  Cancellation.  All Notes surrendered for payment,
                        ------------
redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309, except as expressly permitted by this Indenture.
                 -----------
All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order of the Company.

          Section 310.  Computation of Interest.  Interest on the Notes shall be
                        -----------------------
computed on the basis of a 360-day year of twelve 30-day months.

          Section 311.  CUSIP Numbers.  The Company in issuing the Notes may use
                        -------------
"CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

          Section 312.  Book-Entry Provisions for Global Notes.  (a)  Each
                        --------------------------------------
Global Note initially shall (i) be registered in the name of the Depositary for
                             -
such Global Note or the nominee of such Depositary and (ii) be delivered to the
                                                        --
Trustee as custodian for such Depositary. Neither the Company nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Members of, or participants in, the Depositary ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes, unless (i) the Company has consented thereto in
                                      -
writing, or such transfer or exchange is made pursuant to the next sentence, and
(ii) such transfer or exchange is in accordance with the applicable rules and
 --
procedures of the Depositary and the provisions of Sections 305 and 313.
                                                   ------------     ---
Subject to the limitation on issuance of Physical Notes set forth in Section
                                                                     -------
313(3), U.S. Physical Notes or Offshore Physical Notes shall be transferred to
------
all beneficial owners in exchange for their beneficial interests in the relevant U.S. Global Note or the relevant Offshore Global Note, respectively, if (i) the
                                                                         -
Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (ii) the Company, at its option, notifies the Trustee in writing
                 --
that it elects to cause the issuance of Physical Notes under this Indenture or
(iii) an Event of Default has occurred and is continuing and the Note Registrar
 ---
has received a written request from the Depositary to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to paragraph (b) of this Section 312, the Note Registrar shall record
                                  -----------
on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

          (d) In connection with a transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 312, the applicable
                                                    -----------
Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of any U.S. Global Note) or Offshore Physical Notes (in the case of any Offshore Global Note), as the case may be, of authorized denominations.

          (e) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in
Section 313) and the procedures of the Depositary therefor.  Any beneficial
-----------
interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to
Section 313, the Registrar shall, in accordance with such instructions, instruct
-----------
the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer of the beneficial interest in the Global Note being transferred.

          (f) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 312 shall, unless such
                                              -----------
exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 203 and Section 313,
                                                 -----------     -----------
bear the Private Placement Legend.

          (g) The Company, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the
                                        --------
execution of such instrument or writing is proved in accordance with Section
                                                                     -------
108(b).
------

          Section 313.  Special Transfer Provisions.  (1)  Transfers to Non-U.S.
                        ---------------------------        ---------------------
Persons. The following provisions shall apply with respect to the registration
-------
of any proposed transfer of a Note that is a Restricted Security to any Non-U.S.
Person: The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,
                                                           -----------

          (a)  if (x) such transfer is after the relevant Resale Restriction
                   -
     Termination Date with respect to such Note or (y) the distribution
                                                    -
     compliance period set forth in Regulation S has expired and the proposed transferor has delivered to the Note Registrar a Regulation S Certificate and, unless otherwise agreed by the Company and the Trustee, an opinion of counsel, certifications and other information satisfactory to the Company and the Trustee, and

          (b) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar of (x) the certificate, opinion, certifications and other
                        -
     information, if any, required by clause (a) above and (y) written
                                                            -
     instructions given in accordance with the Depositary's and the Note Registrar's procedures;

whereupon (i) the Note Registrar shall reflect on its books and records the date
           -
and (if the transfer does not involve a transfer of any Outstanding Physical
Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is
                                    --          -
or is acting through an Agent Member holding a beneficial interest in a relevant Offshore Global Note, the Trustee shall reflect on its books and records the date and an increase in the principal amount of such Offshore Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and the Trustee shall
                -
authenticate and deliver one or more Physical Notes of like tenor and amount.

          (2)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,
                                                     -----------

          (a) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Company and the Note Registrar in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (b) if the proposed transferee is an Agent Member, and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note or consists of a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depositary's and the Note Registrar's procedures, whereupon the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note, as the case may be.

          (3)  Limitation on Issuance of Physical Notes.  No Physical Note shall
               ----------------------------------------
be exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313.
     -----------          -----------

          A beneficial owner of an interest in a Unitary Global Note or an Offshore Global Note shall not be permitted to exchange such interest for a Physical Note until a date, which must be after the expiration of the distribution compliance period set forth in Regulation S, on which the Company receives a certificate of beneficial ownership substantially in the form of Exhibit D from such beneficial owner (a "Certificate of Beneficial Ownership").
                                         -----------------------------------
Such
date, as it relates to an Offshore Global Note, is herein referred to as the "Offshore Note Exchange Date."
----------------------------

          (4)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend, unless (i) the requested transfer is after the
                                  -
relevant Resale Restriction Termination Date with respect to such Notes, or (ii)
                                                                             --
upon written request of the Company after there is delivered to the Note Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) with respect to an Offshore
                                               ---
Global Note or Offshore Physical Note only, with the agreement of the Company on or after the Offshore Note Exchange Date with respect to such Note, or (iv) such
                                                                        --
Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

          (5)  Other Transfers.  The Note Registrar shall effect and register,
               ---------------
upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by this Section 313, such registration to be done in
                            -----------
accordance with the otherwise applicable pro visions of this Section 313, upon
                                                             -----------
the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that, and such other certifications or information as the Company may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          A Note that is a Restricted Security may not be transferred other than as provided in this Section 313. A beneficial interest in a Global Note that is
                    -----------
a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313.
                                                                  -----------

          (6)  General.  By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section
                                                  -----------         -------
313 (including all Notes received for transfer pursuant to this Section 313).
---                                                             -----------
The Company shall have the right to require the Note Registrar to deliver to the Company, at the Company's expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

          In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

          Section 314.  Payment of Additional Interest.  (a)  Under certain
                        ------------------------------
circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

          (b) Under certain circumstances the Company may be obligated to pay certain additional amounts of interest to the Holders of certain Initial Additional Notes, as may be more particularly set forth in such Initial Additional Notes.


                                   ARTICLE 4

                                   COVENANTS
                                   ---------

          Section 401.  Payment of Principal, Premium and Interest.  The Company
                        ------------------------------------------
will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          Section 402.  Maintenance of Office or Agency.  The Company will
                        -------------------------------
maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as the initial Place of Payment and appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains the Place of Payment.

          Section 403.  Money for Payments To Be Held in Trust.  If the Company
                        --------------------------------------
shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          If the Company is not acting as its own Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          If the Company is not acting as its own Paying Agent, the Company will cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent will
                                  -----------

          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid in the appropriate proportion to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

          Section 404.  SEC Reports.  Notwithstanding that the Company may not
                        -----------
be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as Notes are outstanding, the annual reports, information, documents and other reports that the Company is required to file with the Commission pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject (or, if later, 120 days after the Issue Date), transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee copies of any such information, documents and reports (without exhibits) so required to be filed (or, in lieu of one or more of the annual report for the fiscal year ended March 31, 1998 and the quarterly reports for the following fiscal year, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included in each such report). The Company will be deemed to have satisfied such requirements if Holding files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by Holding. The Company also will comply with the other provisions of TIA (S) 314(a).

          Section 405.  Statement as to Default.  The Company will deliver to
                        -----------------------
the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, to the effect that to the best knowledge of the signer thereof the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. To the extent required by the TIA, each Note Guarantor shall comply with TIA (S) 314(a)(4). The individual signing any certificate given by any Person pursuant to this Section 405 shall be the principal executive, financial
                        -----------
or accounting officer of such Person, in compliance with TIA (S) 314(a)(4).

          Section 406.  Limitation on Indebtedness.  (a)  The Company will not,
                        --------------------------
and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Note Guarantor may Incur Indebtedness
--------  -------
if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 1.75:1.00 if such Indebtedness is Incurred prior to June 1, 2001 or 2.00:1.00 if such Indebtedness is Incurred thereafter.

          (b)  Notwithstanding the foregoing paragraph (a) of this Section 406,
                                                                   -----------
the Company and its Restricted Subsidiaries may Incur the following
Indebtedness:

          (i) Indebtedness Incurred pursuant to the Senior Credit Facility (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness of any Foreign Subsidiary Incurred other than under the Senior Credit Facility, and (without limiting the foregoing), in each case, any Re financing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $410.0
                                                                     -
     million, plus (B) the amount, if any, by which the Borrowing Base exceeds
              ----  -
     $110.0 million, plus (C) in the case of any refinancing of the Senior
                     ----  -
     Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

          (ii)  Indebtedness (A) of any Restricted Subsidiary to the Company or
                              -
     (B) of the Company or any Restricted Subsidiary to any Restricted
      -
     Subsidiary; provided, that any subsequent issuance or transfer of any
                 --------
     Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

          (iii) Indebtedness represented by the Notes (other than any Additional Notes), any Indebtedness (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) of this Section 406;
                                                   -----------

          (iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 10% of Consolidated Total Assets at any time outstanding;

          (v) Indebtedness of any Foreign Subsidiary Incurred for working capital purposes;

          (vi) (A) Guarantees by the Company or any Restricted Subsidiary of In-
                -
     debtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this
     Section 406), or (B) without limiting Section 412, Indebtedness of the
     -----------       -                   -----------
     Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this
     Section 406);
     -----------

          (vii)  Indebtedness of the Company or any Restricted Subsidiary (A)
                                                                           -
     arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (B) consisting
                                                                   -
     of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Recapitalization);

          (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar
                 -
     instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees,
                                                     -
     surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging
                                                                   -
     Obligations entered into for bona fide
     hedging purposes in the ordinary course of business, or (D) Management
                                                              -
     Guarantees, or (E) the financing of insurance premiums in the ordinary
                     -
     course of business;

          (ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition;

          (x) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), provided that on the date of such
                                         --------
     acquisition, merger or consolidation, after giving effect thereto, (x) with
                                                                         -
     respect to any such Indebtedness of the Company or any Note Guarantor, (A)
                                                                             -
     the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 406 or (B) the Consolidated Coverage Ratio
                              -----------     -
     is greater than it was on such date immediately prior to giving effect to such acquisition and (y) with respect to any such Indebtedness of any
                           -
     Restricted Subsidiary that is not a Note Guarantor, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this
     Section 406; and any Refinancing Indebtedness with respect to any such
     -----------
     Indebtedness;

          (xi) Indebtedness of the Company or any Restricted Subsidiary in an amount at any time outstanding not exceeding twice the amount of Excluded Contributions made after the Issue Date; provided that the proceeds of such
                                              --------
     Indebtedness and the related amount of such Excluded Contributions are used to finance the acquisition of assets of any Person in a Related Business or the merger or consolidation of such a Person into or with the Company or any Restricted Subsidiary (including but not limited to payment of any related fees and expenses) or to refinance any such acquisition, merger or consolidation with such Indebtedness being Incurred for such refinancing within nine months of the closing of such acquisition, merger or consolidation; and any Re financing Indebtedness with respect to any such Indebtedness; and

          (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to 20% of Consolidated Total Assets.

          (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 406, (i) any other obligation of the obligor on
                      -----------   -
such Indebtedness (or of any other

Person who could have Incurred such Indebtedness under this Section 406) arising
                                                            -----------
under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets
                                        --
the criteria of more than one of the types of Indebtedness described in paragraph (b) of this Section 406, the Company, in its sole discretion, shall
                      -----------
classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of
                                                           ---
Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

          (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any
              --------       -
such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such
                                                                  -
Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal
                                        -
amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii)
                                                      -                   --
any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any
                ---
Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

          Section 407.  Limitation on Layering.  The Company shall not Incur any
                        ----------------------
Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of the Company, unless such Indebtedness so Incurred ranks pari
                                                                        ----
passu in right of payment with the Notes, or is subordinated in right of payment
-----
to the Notes.  No Note Guarantor shall Incur
any Indebtedness that is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Note Guarantor, unless such Indebtedness so Incurred ranks pari passu in right of payment with such Note Guarantor's Note
                  ---- -----
Guarantee, or is subordinated in right of payment to such Note Guarantor's Note Guarantee. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and In debtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

          Section 408.  Limitation on Restricted Payments.  (a)  The Company
                        ---------------------------------
shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in
                -
respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or
                                                                 -
distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any
            -
Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or
       --- ----                             --
otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, (iii) purchase, repurchase,
                                                    ---
redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment
                                                        --
(other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if
                                                        ------------------
at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 406; or
                                               -----------

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from March 31, 1998 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

               (B) the aggregate Net Cash Proceeds, and fair value (as determined in good faith by the Board of Directors) of property or assets, received (x) by the Company as capital contributions to the
                            -
          Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions) or (y) by the Company or any Restricted Subsidiary from
                             -
          the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash, property or assets
                               ----
          (determined as provided above) received by the Company or any Restricted Subsidiary upon such conversion or exchange;

               (C) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends,
                                                                   -
          distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or (ii) the
                                                                      --
          redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "In-vestment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

               (D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

          (b)  The provisions of paragraph (a) of this Section 408 will not
                                                       -----------
prohibit any of the following (each, a "Permitted Payment"):
                                        -----------------

          (i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company; provided, that the Net Cash Proceeds from such
                                  --------
     issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (B) of the preceding paragraph (a) of this
     Section 408;
     -----------

          (ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (x) made by exchange
                                                            -
     for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with Section 406, (y) from Net Available Cash to the extent
                        -----------   -
     permitted by Section 410 or (z) to the extent required by the agreement
                  -----------     -
     governing such Subordinated Obligations, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with Section 414
                                                                 -----------
     and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations;

          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a) of this Section 408;
                                              -----------

          (iv) Investments or other Restricted Payments in an aggregate amount out standing at any time not to exceed the amount of Excluded Contributions, provided that such Excluded Contributions shall not include
                    --------
     any Excluded Contribution the proceeds of which were used to finance the acquisition of assets from any Person in a Related Business or the merger or consolidation of such a Person into or with the Company or any Restricted Subsidiary pursuant to clause (xi) of paragraph (b) of Section
                                                                       -------
     406;
     ---

          (v) loans, advances, dividends or distributions by the Company to Holding to permit Holding to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Company to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (1) $25.0
                                                                        -
     million, plus (2) $5.0 million multiplied by the number of calendar years
                    -
     that have commenced since the Issue Date, plus the Net Cash Proceeds
                                               ----
     received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a) of this Section 408;
                                                                   -----------

          (vi) the payment by the Company of, or loans, advances, dividends or distributions by the Company to Holding to pay, dividends on the common stock or equity of the Company or Holding following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company in or from such public offering;

          (vii) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10.0 million (net of repayments of any such loans or advances);

          (viii) loans, advances, dividends or distributions to Holding or other payments by the Company or any Restricted Subsidiary (A) to satisfy
                                                                 -
     or permit Holding to satisfy obligations under the Management Agreements,
     (B) pursuant to the Tax Sharing Agreement, or (C) to pay or permit Holding
     --                                             -
     to pay any Holding Expenses or any Related Taxes;

          (ix) payments by the Company, or loans, advances, dividends or distributions by the Company to Holding to make payments, to holders of Capital Stock of the Company or Holding in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

          (x) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries; and

          (xi)  the Transactions;

provided that (A) in the case of clauses (iii), (vi), (vii) and (ix), the net
--------       -
amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause
                                                    -
(v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to
                                       -
clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of
              -
Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

          Section 409.  Limitation on Restrictions on Distributions from
                        ------------------------------------------------
Restricted Subsidiaries.  The Company will not, and will not permit any
-----------------------
Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital
               -
Stock or pay any Indebtedness or other obligations owed to the Company, (ii)
                                                                         --
make any loans or advances to the Company or (iii) transfer any of its property
                                              ---
or assets to the Company, except any encumbrance or restriction:

          (1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date (including, without limitation, the Senior Credit Facility), this Indenture or the Notes;

          (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation), provided that for purposes of this clause (2), if another
                     --------
     Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

          (3)  pursuant to an agreement or instrument (a "Refinancing
                                                          -----------
     Agreement") effecting a refinancing of Indebtedness Incurred pursuant to,
     ---------
     or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this Section
                                                                      -------
     409 or this clause (3) (an "Initial Agreement") or contained in any
     ---                         -----------------
     amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions
     ----------    --------  -------
     contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

          (4)  (A) that restricts in a customary manner the subletting,
                -
     assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to
                                 -
     transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise pro-hibited by this Indenture, (C) contained in mortgages, pledges or other
                                 -
     security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto,
     (D) pursuant to customary provisions restricting dispositions of real
      -
     property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money
                                            -
     Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by
                          -
     customers under agreements entered into in the ordinary course of business,
     (G) pursuant to customary provisions contained in agreements and
      -
     instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business) or (H) that arises or is
                                                          -
     agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

          (5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (6) required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

          (7)  pursuant to an agreement or instrument (A) relating to any
                                                       -
     Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 406 if the Company determines that such
                          -----------
     encumbrance or restriction will not cause the Company not to have the funds necessary to pay the principal of or interest on the Notes, (B) relating to
                                                                  -
     any sale of receivables by a Foreign Subsidiary or

     (C) relating to Indebtedness of or a Financing Disposition to or by any
      -
     Receivables Entity.

          Section 410.  Limitation on Sales of Assets and Subsidiary Stock.  (a)
                        --------------------------------------------------
The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

          (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $10.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

          (ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $10.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions) of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and provided that this clause (ii) shall not apply to any
                           --------
     Asset Disposition (or series of related Asset Dispositions), involving assets that accounted for less than two percent of Consolidated EBITDA during the period of the most recent four consecutive fiscal quarters ending prior to the date of such Asset Disposition for which consolidated financial statements of the Company are available, and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

               (A)  first, either (x) to the extent the Company elects (or is
                    -----          -
          required by the terms of any Senior Indebtedness or Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or (y) to the extent the Company or such Restricted Subsidiary
              -
          elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project that is authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

               (B)  second, to the extent of the balance of such Net Available
                    ------
          Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase Notes
                        ---------------
          and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, pursuant and subject to the conditions of this Indenture and the agreements governing such other Indebtedness; and

               (C)  third, to the extent of the balance of such Net Available
                    -----
          Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase
--------  -------
of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of this Section 410, the
                                                           -----------
Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 410 except to the extent that the
                                       -----------
aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 410 exceeds $15.0 million. If the aggregate
                     -----------
principal amount of Notes, Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Notes and such Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Notes to equal the lesser of (x) the Excess
                                                                 -
Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Notes validly tendered
                   -
and not withdrawn.

          For the purposes of clause (ii) of the first paragraph of this Section
                                                                         -------
410, the following are deemed to be cash: (1) Temporary Cash Investments and
---                                        -
Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than
                   -
Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a
              -
Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted
                    -
Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash and (5) consideration consisting of Indebtedness
                                     -
of the Company or any Restricted Subsidiary.

          (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of the first paragraph of this Section 410,
                                                                    -----------
the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their
                                -----
principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in paragraph (c) of this Section 410. If the
                                                     -----------
aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of the first paragraph of this Section 410 (to repay Senior
                                               -----------
Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness) or clause (iii)(C) of the first paragraph of this Section 410. The Company shall
                                               -----------
not be required to make an Offer for Notes pursuant to this Section 410 if the
                                                            -----------
Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of the first paragraph of this Section 410) is less
                                                           -----------
than $15.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) The Company will, not later than 45 days after the Company becomes obligated to make an Offer pursuant to this Section 410, mail a notice
                                                    -----------
to each Holder with a copy to the Trustee stating: (1) that an Asset Disposition that requires the purchase of a portion of the Notes has occurred and that such Holder has the right (subject to the prorating described below) to require the Company, to purchase a portion of such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to Section 307); (2)
                                                             -----------
the circumstances and relevant facts and financial information regarding such Asset Disposition; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Issuers, consistent with this Section 410, that a
                                                             -----------
Holder must follow in order to have its Notes purchased; and (5) the amount of the Offer. If, upon the expiration of the period for which the Offer remains open, the aggregate principal amount of Notes surrendered by Holders exceeds the amount of the Offer, the Company will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased).

          (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 410.  To the extent that the provisions of any securities laws or
-----------
regulations conflict with provisions of this Section 410, the Company will
                                             -----------
comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 410 by virtue
                                                   -----------
thereof.

          Section 411.  Limitation on Transactions with Affiliates.  (a)  The
                        ------------------------------------------
Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate
                                                                     ---------
Transaction") unless (i) the terms of such Affiliate Transaction are not
-----------           -
materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction
                                           --
involves aggregate consideration in excess of $10.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x)
                                                                          -
such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness
              -
opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

          (b)  The provisions of the preceding paragraph (a) of this Section 411
                                                                     -----------
will not apply to:

          (i)  any Restricted Payment Transaction,

          (ii) (1) the entering into, maintaining or performance of any
                -
     employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of
                                                     -
     compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of fees to directors of the
                                   -
     Company or any of its Subsidiaries, (4) any transaction with an officer or
                                          -
     director in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in
                                   -
     respect thereof,

          (iii) any transaction with the Company, any Restricted Subsidiary, or any Receivables Entity,

          (iv) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

          (v) execution, delivery and performance of the Tax Sharing Agreement and Management Agreements, including (1) payment to CDR or any Affiliate of
                                           -
     CDR of a fee of $9.2 million plus out-of-pocket expenses in connection with the Transactions, and (2) payment to CDR or any Affiliate of CDR of fees of
                            -
     up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries,

          (vi) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions,

          (vii) any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company, and

          (viii) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity.

          Section 412.  Limitation on Liens.  The Company shall not, and shall
                        -------------------
not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Indenture or thereafter acquired, securing any Indebtedness of the Company or any Note Guarantor that by its terms is expressly subordinated in right of payment to or ranks pari passu in right of payment with the Notes or
                             ---- -----
such Note Guarantor's Note Guarantee (the "Initial Lien"), unless
                                           ------------
contemporaneously therewith effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge
                                                  -
of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer
                                             --
to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Re-stricted Subsidiary creating such Lien.

          Section 413.  Future Note Guarantors.  After the Issue Date, the
                        ----------------------
Company will cause each Significant Domestic Subsidiary that guarantees payment by the Company of Indebtedness of the Company (other than Bank Indebtedness), to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under this Indenture. In addition, the Company may cause any Subsidiary that is not a Note Guarantor so to guarantee payment of the Notes and become a Note Guarantor.

          Section 414.  Purchase of Notes Upon a Change in Control.  (a)  Upon a
                        ------------------------------------------
Change of Control Triggering Event, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to Section 307);
                                                               -----------
provided, however, that, the Company shall not be obligated to repurchase Notes
--------  -------
pursuant to this Section 414 in the event that it has exercised its right to
                 -----------
redeem all of the Notes pursuant to Article 10.
                                    ----------

          (b) In the event that, at the time of such Change of Control Triggering Event, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 414, then prior to the mailing of
                                     -----------
the notice to Holders provided for in clause (c) of this Section 414 but in any
                                                         -----------
event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event (unless the Company has exercised its right to redeem all the Notes as provided in Article 10), the
                                                           ----------
Company shall (i) repay in full all Bank Indebtedness or offer to repay in full
               -
all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements
                        --
governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in clause (c) of this Section 414. The Company shall first comply
                                   -----------
with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions of clause (c) of this
Section 414.  The Company's failure to comply with the provisions of (x) the
-----------                                                           -
first sentence of this clause (b) or (y) clause (c) of this Section 414 shall
                                      -                     -----------
constitute an Event of Default described in clause (4) and not in clause (2) under Section 601.
      -----------

          (c) Unless the Company has exercised its right to redeem all the Notes as set forth in Article 10, the Company shall, not later than 30 days
                      ----------
following the date the Company obtains actual knowledge of any Change of Control Triggering Event having occurred, mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control Triggering Event has occurred
                      -
or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to Section 307); (2) the
                                                      -----------    -
circumstances and
relevant facts and financial information regarding such Change of Control; (3)
                                                                            -
the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by
                                            -
the Company, consistent with this Section 414, that a Holder must follow in
                                  -----------
order to have its Notes purchased; and (5) if such notice is mailed prior to the
                                        -
occurrence of a Change of Control or Change of Control Triggering Event, that such offer is conditioned on the occurrence of such Change of Control Triggering Event.

          (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 414.  To the extent that the provisions of any securities laws or
-----------
regulations conflict with provisions of this Section 414, the Company will
                                             -----------
comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 414, by virtue
                                                   -----------
thereof.


                                   ARTICLE 5

                               SUCCESSOR COMPANY
                               -----------------

          Section 501.  When the Company May Merge, etc.  The Company will not
                        -------------------------------
consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i)   the resulting, surviving or transferee Person (the "Successor
                                                                    ---------
     Company") will be a Person organized and existing under the laws of the
     -------
     United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and this Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

          (iii)   immediately after giving effect to such transaction, either
     (A) the Successor Company could Incur at least $1.00 of additional
      -
     Indebtedness pursuant to paragraph (a) of Section 406, or (B) the
                                               -----------      -
     Consolidated Coverage Ratio of the Successor

     Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

          (iv) each Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Note Guarantee; and

          (v) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph of this Section 501, provided that (x) in giving such
                            -----------  --------       -
     opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger
          -
     or transfer described in the last paragraph of this Section 501.
                                                         -----------

          Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 501, and any Refinancing
                                               -----------
Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 406.
                -----------

          Clauses (ii) and (iii) of the first paragraph of this Section 501 will
                                                                -----------
not apply to any transaction in which (1) any Restricted Subsidiary consolidates
                                       -
with, merges into or transfers all or part of its properties and assets to the Company or (2) the Company consolidates or merges with or into or transfers all
            -
or substantially all its assets to (x) an Affiliate incorporated or organized
                                    -
for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or
(y) a Restricted Subsidiary of the Company so long as all assets of the Company
 -
and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. The first paragraph of this Section 501 will not apply to the Merger
                                      -----------
or the Second Merger.

          Section 502.  Successor Company Substituted.  Upon any transaction
                        -----------------------------
involving the Company in accordance with Section 501, in which the Company is
                                         -----------
not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture.

                                   ARTICLE 6

                                   REMEDIES
                                   --------

          Section 601.  Events of Default.  An "Event of Default" occurs if:
                        -----------------

          (1) the Company defaults in any payment of interest on any Note when due, whether or not such payment shall be prohibited by Article 14, and
                                                             ----------
     such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article 14;
                                                        ----------

          (3)  the Company fails to comply with Article 5 and such failure
                                                ---------
     continues for 30 days after the notice specified in the penultimate paragraph of this Section 601;
                       -----------

          (4)  the Company fails to comply with Section 414 (other than a
                                                -----------
     failure to purchase the Notes), and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section
                                                                     -------
     601;

          (5) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2), (3) and
     (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section 601;
                                                    -----------

          (6) any Note Guarantor fails to comply with its obligations under any Note Guarantee and such failure continues for 45 days after the notice specified in the penultimate paragraph of this Section 601;
                                                    -----------

          (7) the Company or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000 or its foreign currency equivalent;

          (8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D)  makes a general assignment for the benefit of its creditors;

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 days;

          (10) there is rendered any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $15,000,000 or its foreign currency equivalent against the Company or any Significant Subsidiary by a court or other adjudicatory authority of competent jurisdiction that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed; or

          (11) any Note Guarantee by a Note Guarantor that is a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or any Note Guarantor that is a Significant Subsidiary denies or disaffirms in writing its obligations under its Note Guarantee (other than by reason of the termination of this Indenture or such Note Guarantee or the release of such Note Guarantee in accordance with such Note Guarantee of this Indenture), if such Default continues for 10 days.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any
                    --------------                  ------------------
similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or
----------
similar official under any Bankruptcy Law.

          A Default under clause (3), (4), (5) or (6) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify the Company (and the Trustee in the case of a notice by Holders) of the Default and the Company does not cure such Default within the time specified therein after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." When a Default or an Event of Default is cured, it ceases.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (7) or (10) and any event that with the giving of notice or the lapse of time would become an Event of Default under clause
(3), (4), (5) or (6), its status and what action the Company is taking or proposes to take with respect thereto.

          Section 602.  Acceleration of Maturity; Rescission and Annulment.  If
                        --------------------------------------------------
an Event of Default (other than an Event of Default specified in clause (8) or
(9) of Section 601 with respect to the Company) occurs and is continuing, the
       -----------
Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, provided that so long as any Designated Senior Indebtedness shall be
         --------
outstanding, such acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such
    -
acceleration of the Notes to the Company and the holders of all Designated Senior Indebtedness or each Representative thereof and (y) the acceleration of
                                                        -
any Designated Senior Indebtedness. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (8) or
(9) of Section 601 with respect to the Company occurs and is
       -----------
continuing, then the principal of and any accrued interest on all the Outstanding Notes will ipso facto become and be immediately due and payable
                       ---- -----
without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (7) of Section 601 shall have occurred and be continuing, such
              -----------
declaration of acceleration of the Notes and such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, and be of no further effect, if within 60 days after such Event of Default arose (x) the Indebtedness that is
                                                     -
the basis for such Event of Default has been discharged, or (y) the holders
                                                             -
thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default in respect of
                                                  -
such Indebtedness that is the basis for such Event of Default has been cured.

          Section 603.  Other Remedies; Collection Suit by Trustee.  If an Event
                        ------------------------------------------
of Default occurs and is continuing, the Trustee may, but is not obligated under this Section 603 to, pursue any available remedy to collect the payment of
     -----------
principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. If an Event of Default specified in
Section 601(1) or 601(2) occurs and is continuing, the Trustee may recover
--------------    ------
judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 707.
                                                               -----------

          Section 604.  Trustee May File Proofs of Claim.  The Trustee may file
                        --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 707.
                  -----------

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 605.  Trustee May Enforce Claims Without Possession of Notes.
                        ------------------------------------------------------
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          Section 606.  Application of Money Collected.  Any money collected by
                        ------------------------------
the Trustee pursuant to this Article 6 shall be applied in the following order,
                             ---------
at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  to the payment of all amounts due the Trustee under Section
          -----                                                       -------
     707;
     ---

          Second:  to holders of Senior Indebtedness to the extent required by
          ------
     Article 14;
     ----------

          Third:  to the payment of the amounts then due and unpaid upon the
          -----
     Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          Fourth:  to the Company.
          ------

           Section 607.  Limitation on Suits.  No Holder may pursue any remedy
                         -------------------
with respect to this Indenture or the Notes unless:

          (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

          (2) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;

          (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with the request during such 60-day period.

          A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

          Section 608.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Interest.  Notwithstanding any other provision in this Indenture,
--------------------
the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and all (subject to Section 307) interest on
                                                        -----------
such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

          Section 609.  Restoration of Rights and Remedies.  If the Trustee or
                        ----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been deter mined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 610.  Rights and Remedies Cumulative.  No right or remedy
                        ------------------------------
herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 611.  Delay or Omission Not Waiver.  No delay or omission of
                        ----------------------------
the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to
                                     ---------
the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          Section 612.  Control by Holders.  The Holders of not less than a
                        ------------------
majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that
             --------

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee
                                          -----------
determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take
                                   --------  -------
any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This

Section 612 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S)
-----------
316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          Section 613.  Waiver of Past Defaults.  The Holders of not less than a
                        -----------------------
majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

          (1) in the payment of the principal of (or premium, if any) or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or

          (2) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the
                         -----------
     consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 613
                                                                     -----------
shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          Section 614.  Undertaking for Costs.  All parties to this Indenture
                        ---------------------
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 614 shall not
                                                      -----------
apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.

          Section 615.  Waiver of Stay, Extension or Usury Laws.  The Company
                        ---------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE 7

                                  THE TRUSTEE
                                  -----------

                                  Section 701.  Certain Duties and
                                                ------------------
Responsibilities.  (a)  Except during the continuance of an Event of Default,
----------------

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the re requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not
                                                    -
limit the effect of paragraph (a) of this Section 701; (ii) the Trustee shall
                                          -----------   --
not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it
            ---
takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.
               -----------

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 701 and 703 hereof.
------------     ---

          Section 702.  Notice of Defaults.  Within 90 days after the occurrence
                        ------------------
of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment
        --------  -------
of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

           Section 703.  Certain Rights of Trustee.  Subject to the provisions
                         -------------------------
of Sec tion 701:
   ------------

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person's board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically pre scribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of Holding or the Company;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 704.  Not Responsible for Recitals or Issuance of Notes.  The
                        -------------------------------------------------
recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of Holding, the Company and any other obligor upon the Notes, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correct ness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company and any other obligor upon the Notes in connection with the registration of any Notes and any Note Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

          Section 705.  May Hold Notes.  The Trustee, any Authenticating Agent,
                        --------------
any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or
           -----------     -----------
its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

          Section 706.  Money Held in Trust.  Money held by the Trustee in trust
                        -------------------
hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

           Section 707.  Compensation and Reimbursement.  The Company agrees,
                         ------------------------------

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the Trustee's part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company need not pay for any settlement made without its consent.

          Section 708.  Conflicting Interests.  If the Trustee has or shall
                        ---------------------
acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

          Section 709.  Corporate Trustee Required; Eligibility.  There shall at
                        ---------------------------------------
all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section
                                                                         -------
709 and to the extent permitted by the TIA, the combined capital and surplus of
---
such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section
                                                                     -------
709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 710.  Resignation and Removal; Appointment of Successor.  No
                        -------------------------------------------------
resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.
                -----------

          The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by

Section 711 shall not have been delivered to the Trustee within 30 days after
-----------
the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          If at any time:

          (1)  the Trustee shall fail to comply with Section 708 after written
                                                     -----------
     request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2)  the Trustee shall cease to be eligible under Section 709 and
                                                            -----------
     shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject
                         -                                          -
to Section 614, any Holder who has been a bona fide Holder of a Note for at
   -----------
least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such resignation,
                -----------
removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor
                                               -----------
Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711,
                                                               -----------
then, subject to Section 614, any Holder who has been a bona fide Holder of a
                 -----------
Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the
                   -----------
successor Trustee and the address of its Corporate Trust Office.

          Section 711.  Acceptance of Appointment by Successor.  In case of the
                        --------------------------------------
appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.
     ---------

          Section 712.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business. Any corporation into which the Trustee may be merged or converted or
--------
with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7,
                                                                 ---------
without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          Section 713.  Preferential Collection of Claims Against the Company.
                        -----------------------------------------------------
If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

          Section 714.  Appointment of Authenticating Agent.  The Trustee may
                        -----------------------------------
appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent.
An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.


                                   ARTICLE 8

                         HOLDERS' LISTS AND REPORTS BY
                            TRUSTEE AND THE COMPANY
                          -------------------------------

          Section 801.  The Company to Furnish Trustee Names and Addresses of
                        -----------------------------------------------------
Holders.  The Company will furnish or cause to be furnished to the Trustee
-------

          (1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note
--------  -------
Registrar, no such list need be furnished pursuant to this Section 801.
                                                           -----------

          Section 802.  Preservation of Information; Communications to Holders.
                        ------------------------------------------------------
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses
                                        -----------
of Holders received by the Trustee in its capacity as Note Registrar; provided,
                                                                      --------
however, that if and so long as the Trustee shall be the Note Registrar, the
-------
Note Register shall satisfy the requirements relating to such list. None of Holding, the Company, any other obligor upon the Notes or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in

Section 801 upon receipt of a new list so furnished.
-----------

          The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

          Section 803.  Reports by Trustee.  The Trustee shall transmit to
                        ------------------
Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.


                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT OR WAIVER
                        -------------------------------

          Section 901.  Without Consent of Holders.  Without the consent of the
                        --------------------------
Holders of any Notes, Holding, the Company, the Trustee and (as applicable) any Note Guarantor may enter into one or more indentures supplemental hereto, for any of the following purposes:

          (1)  to cure any ambiguity, omission, defect or inconsistency,

          (2) to provide for the assumption by a successor of the obligations of the Company under this Indenture,

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes,

          (4) to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is pro vided for under this Indenture,

          (5) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company,

          (6) to provide that any Indebtedness that becomes or will become an obligation of a Successor Company or a Note Guarantor pursuant to a transaction governed by Article 5 (and that is not a Subordinated
                             ---------
     Obligation) is Senior Subordinated In debtedness or Guarantor Senior Subordinated Indebtedness for purposes of this Indenture,

          (7)  to provide for or confirm the issuance of Additional Notes,

          (8) to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture, or

          (9) to comply with any requirement of the SEC in connection with the qualification fication of this Indenture under the TIA or otherwise.

          Notwithstanding the foregoing provisions of this Section 901 and
                                                           -----------
Section 902, on or after the date hereof (but after the execution and delivery
-----------
of this Indenture and the issuance of the Notes and after or concurrently with consummation of the Mergers), any or all of Holding, TTC, TTC Merger Co. and the Trustee may execute and deliver the First Supplemental Indenture, in each case without notice to or consent of any Holder.

          Section 902.  With Consent of Holders.  Subject to Section 608, the
                        -----------------------              -----------
Company, Holding, the Trustee and (if applicable) any Note Guarantor may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in con nection with a tender offer or exchange offer for Notes), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Notes or any Subsidiary Guarantee.

          Notwithstanding the provisions of this Section 902, without the
                                                 -----------
consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 613, may not:
            -----------

          (i) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

          (ii) reduce the rate of or extend the time for payment of interest on any Note;

          (iii)  reduce the principal or extend the Stated Maturity of any Note;

          (iv) reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described in Section
                                                                       -------
     1001;
     ----

          (v) make any Note payable in money other than that stated in the Note;

          (vi)  make any change in Article 14 or Article 15 that adversely
                                   ----------    ----------
     affects the rights of any Holder in any material respect;

          (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

          (viii) make any change in the amendment or waiver provisions described in this sentence.

          Notwithstanding Section 901 and the foregoing provisions of this
                          -----------
Section 902, no amendment to Article 14 or Article 15 of this Indenture or the
-----------                  ----------    ----------
definitions relating thereto that adversely affects the rights of any Holder of Senior Indebtedness at the time outstanding (which Senior Indebtedness has been previously designated in writing by the Company to the Trustee for this purpose) may be made unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent in writing to such amendment.

          It shall not be necessary for the consent of the Holders under this

Section 902 to approve the particular form of any proposed amendment, supplement
-----------
or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 902
                                                              -----------
becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or effectiveness of any such amendment, supplement or waiver.

          Section 903.  Execution of Amendments, Supplements or Waivers.  The
                        -----------------------------------------------
Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect
     ---------
the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

          Section 904.  Revocation and Effect of Consents.  Until an amendment,
                        ---------------------------------
supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder
                            -----------
may revoke the consent as to such Holder's Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.
                       -----------

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses
(i) through (viii) of the second paragraph of Section 902.  In that case, the
                                              -----------
amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such

Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

          Section 905.  Conformity with TIA.  Every amendment or supplemental
                        -------------------
indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

          Section 906.  Notation on or Exchange of Notes.  If an amendment,
                        --------------------------------
supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


                                   ARTICLE 10

                              REDEMPTION OF NOTES
                              -------------------

          Section 1001.  Right of Redemption.  (a)  Except as set forth in this
                         -------------------
Section 1001, the Notes will not be redeemable at the option of the Company
------------
prior to May 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, and from time to time on and after May 15, 2003 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with

Section 1005.  Any such redemption and notice may, in the Company's discretion,
------------
be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant Redemption Date (subject to Section 307), if redeemed during the 12-month period
                            -----------
commencing on May 15 of the years set forth below:

                        REDEMPTION
PERIOD                    PRICE
------                  ----------
2003                      104.875%
2004                      103.250%
2005                      101.625%
2006 and thereafter       100.000%

          (b) In addition, at any time and from time to time prior to May 15, 2001, the Company at its option may redeem the Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate cash
                       -----------------
proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 109.75% plus accrued interest, if any, to the Redemption Date (subject to Section 307); provided, however, that an
                                        -----------   --------  -------
aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Company may make such redemption upon notice mailed by first-class mail to each Holder's registered address in accordance with Section 1005 (but in no event
                                               ------------
more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

          (c) At any time on or prior to May 15, 2003, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole but not in part, at the Company's option, upon the occurrence of a Change of Control, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to Section 307). Such redemption or purchase may be made upon notice mailed by
   -----------
first-class mail to each Holder's registered address in accordance with Section
                                                                        -------
1005 (but in no event more than 180 days after the occurrence of such Change of
----
Control). The Company may provide in such notice that payment of such price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption, purchase or notice may, at the Com pany's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control.

          Section 1002.  Applicability of Article.  Redemption or purchase of
                         ------------------------
Notes as permitted by Section 1001 shall be made in accordance with this Article
                      ------------                                       -------
10.
--

          Section 1003.  Election to Redeem; Notice to Trustee.  In case of any
                         -------------------------------------
redemption at the election of the Company of less than all of the Notes, the Company shall, at least 30 days prior to the Redemption Date initially fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

          Section 1004.  Selection by Trustee of Notes to Be Redeemed.  In the
                         --------------------------------------------
case of any partial redemption, selection of the Notes for redemption will be made not more than 60 days prior to the Redemption Date by the Trustee on a pro
                                                                            ---
rata basis, by lot or by such other method as the Trustee in its sole discretion
----
shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

          Section 1005.  Notice of Redemption.  Notice of redemption or purchase
                         --------------------
as provided in Section 1001 shall be given by first class mail, postage prepaid,
               ------------
mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

          Any such notice shall state:

          (1)  the expected Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date, and

          (5) the place where such Notes are to be surrendered for payment of the Redemption Price.

In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 1001, such notice
                                                     ------------
shall describe each such condition, and if applicable, shall state that, in the Company's discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

          Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

          Section 1006.  Deposit of Redemption Price.  On or prior to any
                         ---------------------------
Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money
                                           -----------
sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

          Section 1007.  Notes Payable on Redemption Date.  Notice of redemption
                         --------------------------------
having been given as provided in this Article 10, the Notes so to be redeemed
                                      ----------
shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless Company shall default in the payment of the Redemption Price or the Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Re demption Price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.
                      -----------

          On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the
                                                             ------------
Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the Redemption Price of and subject to the last sentence of the preceding paragraph of this Section 1007,
                                                                ------------
any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

          Section 1008.  Notes Redeemed in Part.  Any Note that is to be
                         ----------------------
redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized de nomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE
                           --------------------------

          Section 1101.  Satisfaction and Discharge of Indenture.  This
                         ---------------------------------------
Indenture shall cease to be of further effect (except as to any surviving rights of conversion or transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

          (A)  all Notes theretofore authenticated and delivered (other than (i)
                                                                              -
     Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money
                            -----------       --
     has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 403) have been delivered to the Trustee
                           -----------
     cancelled or for cancellation; or

          (B) all such Notes not theretofore delivered to the Trustee cancelled or for cancellation

               (i)  have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          (2) the Company has deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

          (3) the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and

          (4) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 1101 relating to the satisfaction and
                          ------------
     discharge of this Indenture have been complied with, provided that any such
                                                          --------
     counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 707 and, if money shall
                                                -----------
have been deposited with the Trustee pursuant to clause (2) of this Section
                                                                    -------
1101, the obligations of the Trustee under Section 1102, shall survive.
                                           ------------

          Section 1102.  Application of Trust Money.  Subject to the provisions
                         --------------------------
of the last paragraph of Section 403, all money deposited with the Trustee
                         -----------
pursuant to Section 1101 shall be held in trust and applied by it, in accordance
            ------------
with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE 12

                       DEFEASANCE OR COVENANT DEFEASANCE
                       ---------------------------------

          Section 1201.  The Company's Option to Elect Defeasance or Covenant
                         ----------------------------------------------------
Defeasance.  The Company may, at its option, at any time, elect to have
----------
terminated the obligations of the Company with respect to the Outstanding Notes and to have terminated the obligations of Holding and any or all Note Guarantors with respect to the Parent Guarantee or the Note Guarantees, as the case may be, in each case as set forth in this Article 12, and elect to have either Section
                                  ----------                           -------
1202 or Section 1203 be applied to all of the Outstanding Notes  (the "Defeased
----    ------------                                                   --------
Notes"), upon compliance with the conditions set forth in Section 1204.  Either
-----                                                     ------------
Section 1202 or Section 1203 may be applied to the Defeased Notes to any
------------    ------------
Redemption Date or the Stated Maturity of the Notes.

          Section 1202.  Defeasance and Discharge.  Upon the Company's exercise
                         ------------------------
under Section 1201 of the option applicable to this Section 1202, the Company
      ------------                                  ------------
shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the relevant conditions set forth in

Section 1204 below are satisfied (hereinafter, "Defeasance").  For this purpose,
------------                                    ----------
such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section
                                                                        -------
1205 and the other Sections of this Indenture referred to in clauses (a) and (b)
----
below, and the Company, Holding and each of the Note Guarantors shall be deemed to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from
             -
the trust fund described in Section 1204 and as more fully set forth in such
                            ------------
Section, payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations
                                                    -
with respect to such Defeased Notes under Sections 304, 305, 306, 402 and 403,
                                          ------------  ---  ---  ---     ---
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder,
--
including the Trustee's rights under Section 707, and (d) this Article 12.
                                     -----------       -       ----------
Subject to compliance with this Article 12, the Company may, at its option and
                                ----------
at any time, exercise its option under this Section 1202 notwithstanding the
                                            ------------
prior exercise of its option under Section 1203 with respect to the Notes.
                                   ------------

          Section 1203.  Covenant Defeasance.  Upon the Company's exercise under
                         -------------------
Section 1201 of the option applicable to this Section 1203, (a) the Company,
------------                                  ------------   -
Holding and any Note Guarantors shall be released from their respective obligations under any covenant or provision contained in Section 404 and
                                                         -----------
Sections 406 through 414 and the provisions of clauses
------------         ---

(iii), (iv) and (v) of Section 501 shall not apply, and (b) the occurrence of
                       -----------                       -
any event specified in clause (3) (with respect to clauses (iii), (iv) and (v) of Section 501), (4) and (5) (with respect to Section 404, Sections 406 through
   -----------                                -----------  --------------------
414, inclusive, and any such covenants provided pursuant to Section 901(5)),
---                                                         --------------
inclusive, (6), (7), (8) or (9) (with respect to Subsidiaries), or (10) of

Section 601 shall be deemed not to be or result in an Event of Default, in each
-----------
case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes
                                         -------------------
shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or pro visions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company, Holding and any Note Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601, but,
                                                            -----------
except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

          Section 1204.  Conditions to Defeasance or Covenant Defeasance.  The
                         -----------------------------------------------
following shall be the conditions to application of either Section 1202 or
                                                           ------------
Section 1203 to the Outstanding Notes:
------------

          (1) The Company shall have irrevocably deposited or caused to be deposited with the Trustee in trust cash, in United States dollars, or U.S. Government Obligations or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, and premium, if any, and interest on the Defeased Notes on the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes;

          (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 601(8) or 601(9)
                                                      --------------    ------
is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

          (3) Such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (4)  In the case of an election under Section 1202, the Company shall
                                                ------------
have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton or other counsel to the effect that (x) the Company has received from, or there has
                                  -
been published by, the Internal Revenue Service a ruling or (y) since the Issue
                                                             -
Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

          (5)  In the case of an election under Section 1203, the Company shall
                                                ------------
have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton or other counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

          (6) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 1204 relating to either the Defeasance
                               ------------
under Section 1202 or the Covenant Defeasance under Section 1203, as the case
      ------------                                  ------------
may be, have been complied with. In rendering such Opinion of Counsel, counsel may rely on any Officer's Certificate as to compliance with the foregoing clauses (1), (2) and (3) of this Section 1204 or as to any matters of fact.
                                 ------------

          From and after the time of any deposit pursuant to clause (1) of the first paragraph of this Section 1204, the money or U.S. Government Obligations
                        ------------
so deposited shall not be subject to the rights of the holders of Senior Indebtedness or Obligor Senior In debtedness pursuant to the subordination provisions of Article 14 or Article 15.
              ----------    ----------

          Section 1205.  Deposited Money and U.S. Government Obligations To Be
                         -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the
---------------------------------------------
last paragraph of Section 403, all money and U.S. Government Obligations
                  -----------
(including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article 7,
                                                            ---------
collectively and solely for purposes of this Section 1205, Section 1412 and
                                             ------------  ------------
Section 1512, the "Trustee") pursuant to Section 1204 in respect of the Defeased
------------       -------               ------------
Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or
                                                              ------------
the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.

          Anything in this Article 12 to the contrary notwithstanding, the
                           ----------
Trustee shall deliver to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204
                                                               ------------
hereof that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance. Subject to Article 7,
                                                                    ---------
the Trustee shall not incur any liability to any Person by relying on such opinion.

          Section 1206.  Reinstatement.  If the Trustee or Paying Agent is
                         -------------
unable to apply any money or U.S. Government Obligations in accordance with

Section 1202 or 1203, as the case may be, by reason of any order or judgment of
------------    ----
any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and any other obligor upon the Notes under this Indenture, the Notes, the Parent Guarantee and any Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time
                     ------------    ----
as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may
                                          ------------    ----
be; provided, however, that if either the Company and any other obligor upon the
    --------  -------
Notes makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, then the Com pany and any other obligor upon the Notes shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

          Section 1207.  Repayment to the Company.  The Trustee shall pay to the
                         ------------------------
Company upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                                  ARTICLE 13

                      PARENT GUARANTEE AND NOTE GUARANTEES
                      ------------------------------------

          Section 1301.  Guarantees Generally.  (a)  Parent Guarantee.  Holding,
                         --------------------        ----------------
as a primary obligor and not merely as surety, hereby irrevocably and fully and unconditionally Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of TTC Merger Co. and, after the Second Merger, of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by Holding being herein called the "Parent Guaranteed Obligations").
                                               -----------------------------

          (b)  Note Guarantees.  Any Note Guarantor from time to time party
               ---------------
hereto, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations").
                                         ----------------------

          Any term or provision of this Indenture notwithstanding, each Note Guarantee shall not exceed the maximum amount that can be guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (c)  Further Agreements of Parent Guarantor and any Note Guarantor.
               -------------------------------------------------------------
(i) Holding, in its capacity as guarantor of the Parent Guaranteed Obligations hereunder (in such capacity, the "Parent Guarantor") and any Note Guarantor from
                                  ----------------
time to time party hereto (each of the Parent Guarantor and any Note Guarantor, a "Guarantor") each hereby agrees that (to the fullest extent permitted by law)
   ---------
its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its respective Parent Guarantee or Note Guarantee is made on any particular Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (ii)  Each Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section
                                                                       -------
1303) its Parent Guarantee or Note Guarantee, as the case may be, will not be
----
discharged except by complete performance of the obligations contained in the Notes, this Indenture, and its Parent Guarantee or Note Guarantee, as the case may be. Such Parent Guarantee or Note Guarantee, as the case may be, is a guarantee of payment and not of collection. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article
                                                                         -------
13 and Article 15, (1) the maturity of the obligations guaranteed by its Parent
--     ----------   -
Guarantee or Note Guarantee, as the case may be, may be accelerated as and to the extent provided in Article 6 for the purposes of such Parent Guarantee or
                       ---------
Note Guarantee, as the case may be, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Parent Guarantee or Note Guarantee, as the case may be, and

(2) in the event of any acceleration of such obligations as provided in Article
--                                                                      -------
6, such obligations (whether or not due and payable) shall forthwith become due
-
and payable by such Guarantor in accordance with the terms of this Section 1301
                                                                   ------------
for the purpose of such Parent Guarantee or Note Guarantee, as the case may be. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Parent Guaranteed Obligations or the Guaranteed Obligations (collectively, the "Guaranteed Note Obligations") or against the Company or any other Person or
     ---------------------------
any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their obligations under their respective Parent Guarantee or Note Guarantees or under this In denture.

          (iii)  Until terminated in accordance with Section 1303, the Parent
                                                     ------------
Guarantee and any Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be rein stated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          (d) Each Guarantor that makes a payment or distribution under the Parent Guarantee or any Note Guarantee, as the case may be, shall have the right to seek contribution from the Company or any non-paying Guarantor that has also Guaranteed the Guaranteed Note Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under the Parent Guarantee or this Note Guarantee.

          (e) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Parent Guarantee or its Note Guarantee, as the case may be, and the waiver set forth in Section 1305 is knowingly made in contemplation of such
                    ------------
benefits.

          (f) Each Guarantor also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Parent Guarantee or its Note Guarantee, as the case may be.

          Section 1302.  Continuing Guarantees.  (a)  The Parent Guarantee shall
                         ---------------------
be a continuing Guarantee and shall (i) remain in full force and effect until
                                     -
payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Parent Guaranteed Obligations then due and owing,

(ii) be binding upon Holding and (iii) inure to the benefit of and be
 --                               ---
enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

          (b)  Each Note Guarantee shall be a continuing Guarantee and shall (i)
                                                                              -
remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as provided in Section
                                                                         -------
1303, (ii) be binding upon such Note Guarantor and (iii) inure to the benefit of
----   --                                           ---
and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

          Section 1303.  Release of Parent Guarantee and Note Guarantees.  Not
                         -----------------------------------------------
withstanding the provisions of Section 1302 the Parent Guarantee and any Note
                               ------------
Guarantee will be subject to termination and discharge under the circumstances described in this Section 1303:
                  ------------

          (a) Holding will automatically and unconditionally be released from all obligations under the Parent Guarantee, and the Parent Guarantee shall thereupon terminate and be discharged and of no further force or effect,
     (i) upon any merger or
      -
     consolidation of Holding with and into the Company, (ii) upon the legal or
                                                          --
     covenant defeasance of the Company's obligations or satisfaction and discharge of this Indenture as provided in Article 11 or Article 12, or
                                                ----------    ----------
     (iii) subject to clause (c)(iii) of Section 1301, upon payment in full of
     ----                                ------------
     the aggregate principal amount of all Notes then outstanding and all other Parent Guaranteed Obligations then due and owing.

          (b) Any Note Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any sale or disposition (by merger
                       -
     or otherwise) of any Note Guarantor or any interest therein in accordance with the terms of the Indenture (including the Section 410) by the Company
                                                    -----------
     or a Restricted Subsidiary, following which such Note Guarantor is no longer a Restricted Subsidiary of the Company, (ii) pursuant to the terms
                                                     --
     of its Note Guarantee, (iii) at any time that such Note Guarantor is
                              ---
     released from all of its obligations under all of its Guarantees of payment by the Company of Indebtedness (other than Bank Indebtedness) of the Company, (iv) upon the merger or consolidation of any Note Guarantor with
               --
     and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation, (v) upon legal or covenant defeasance of
                                       -
     the Company's obligations, or satisfaction and discharge of the Indenture as provided in Article 11 or Article 12, or (vi) subject to clause (c)(iii)
                    ----------    ----------      --
     of Section 1301, upon payment in full of the aggregate principal amount of
        ------------
     all Notes then outstanding and all other Guaranteed Obligations then due and owing.

          (c) Upon 30 days' notice by the Company to the Trustee, any Note Guarantor that has not guaranteed payment by the Company of any other Indebtedness (other than Bank Indebtedness) of the Company shall be unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect.

          Upon any such occurrence specified in this Section 1303, the Trustee
                                                     ------------
shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Guarantor's Parent Guarantee or Note Guarantee, as the case may be.

          Section 1304.  Agreement to Subordinate.  Each of the Parent Guarantee
                         ------------------------
and any Note Guarantee is, to the extent and in the manner set forth in Article
                                                                        -------
15, subordinated and subject in right of payment to the prior payment in full of
--
all Parent Senior Indebtedness in the case of the Parent Guarantee or Guarantor Senior Indebtedness of the relevant Note Guarantor giving such Note Guarantee, as the case may be, and each of the Parent Guarantee and any Note Guarantee is made subject to such provisions of this Indenture.

          Section 1305.  Waiver of Subrogation.  Each of the Parent Guarantor
                         ---------------------
and each Note Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes and this Indenture or such Guarantor's obligations under its Parent Guarantee or Note Guarantee, as the case may be, and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

          Section 1306.  Notation Not Required.  Neither the Company nor any
                         ---------------------
Guarantor shall be required to make a notation on the Notes to reflect the Parent Guarantee or any Note Guarantee or any such release, termination or discharge thereof.

          Section 1307.  Successors and Assigns of the Holding or Note
                         ---------------------------------------------
Guarantors.  All covenants and agreements in this Indenture by each Guarantor
----------
shall bind its respective successors and assigns, whether so expressed or not.

          Section 1308.  Execution and Delivery of Note Guarantees.  The Company
                         -----------------------------------------
shall cause each Significant Domestic Subsidiary that is required to become a Note Guarantor pursuant to Section 413, and each Subsidiary of the Company that
                           -----------
the Company causes to become a Note Guarantor pursuant to Section 413, to
                                                          -----------
promptly execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit B to this Indenture, or otherwise
                                       ---------
in form and substance reasonably satisfactory to the Trustee, evi dencing its Note Guarantee on substantially the terms set forth in this Article 13.
                                                            ----------
Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

          Section 1309.  Notices.  Notice to Holding or any Note Guarantor shall
                         -------
be sufficient if addressed to Holding or any Note Guarantor care of the Company at the address, place and manner provided in Section 109.
                                             -----------


                                   ARTICLE 14

                                 SUBORDINATION
                                 -------------

          Section 1401.  Agreement To Subordinate.  The Company agrees, and each
                         ------------------------
Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full (when due) of all
                 ----------
existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of the Company. The Notes shall in all respects rank pari passu with all other Senior Sub
                                     ---- -----
ordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 14 shall be subject
                                                    ----------
to Section 1412.
   ------------

          Section 1402.  Liquidation, Dissolution, Bankruptcy.  Upon any payment
                         ------------------------------------
or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its property, (i) the holders of Senior
                                                     -
Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment, and

(ii) until the Senior Indebtedness is paid in full, any payment or distribution
 --
to which Noteholders would be entitled but for this Article 14 will be made to
                                                    ----------
holders of the Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to at least the same extent as the Notes.

          Section 1403.  Default on Senior Indebtedness.  The Company may not
                         ------------------------------
pay principal of, or premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions of Article 12 and may not otherwise purchase,
                                      ----------
redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any
                                                     -------------       -
Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any
                                                                         --
other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms (either such event, a

"Payment Default") unless, in either case, (x) the Payment Default has been
----------------                            -
cured or waived and any such acceleration has been rescinded in writing or (y)
                                                                            -
such Senior Indebtedness has been paid in full in cash or Cash Equivalents;

provided that the Company may pay the Notes without regard to the foregoing if
--------
the Company and the Trustee receive written notice approving such payment from the Representative for the Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

          In addition, during the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Non-payment Default"), the Company
                                              -------------------
may not pay the Notes for the period specified as follows (a "Payment Blockage
                                                              ----------------
Period").  The Payment Blockage Period shall commence upon the receipt by the
------
Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of
                                                           ---------------
such Non-payment Default from the Representative for such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and shall end on the earliest to occur of the following events: (i) 179 days shall
                                                              -
have elapsed since such receipt of such Blockage Notice, (ii) the Non-payment
                                                          --
Default giving rise to such Blockage Notice is no longer continuing (and no other Payment Default or Non-payment Default is then continuing), (iii) such
                                                                   ---
Designated Senior Indebtedness shall have been discharged or repaid in full in cash or Cash Equivalents or (iv) such Payment Blockage Period shall have been
                             --
terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice. The Company shall promptly resume payments on the Notes, including any missed payments, after such Payment Blockage Period ends, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists. Not more than one Blockage Notice may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. In no event may the total number of days during which any Payment Blockage Period is in effect extend beyond 179 days from the date of receipt by the Trustee of the relevant Blockage Notice, and there must be a 181 consecutive day period during any 360 consecutive day period during which no Payment Blockage Period is in effect.

          Section 1404.  Acceleration of Payment of Notes.  If payment of the
                         --------------------------------
Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. If any Designated Senior Indebtedness is outstanding, such acceleration will not be effective until the time specified in Section 602, and the Company may not pay the Notes until five
                  -----------
Business Days after such holders or the Representative of each Designated Senior Indebtedness receive notice of such acceleration and, thereafter, the Company may pay the Notes only if this Article 14 otherwise permits payment.
                               ----------

          Section 1405.  When a Distribution Must Be Paid Over.  If a
                         -------------------------------------
distribution is made to Noteholders that because of provisions of this Article
                                                                       -------
14 should not have been made to them, the Noteholders who received the
--
distribution are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

          Section 1406.  Subrogation.  After all Senior Indebtedness of the
                         -----------
Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. For purposes of such subrogation, a distribution made under this Article 14 to holders of Senior
                                            ----------
Indebtedness that otherwise would have been made to Holders is not, as between the Company, its creditors other than the holders of such Senior Indebtedness and Holders, a payment by the Company on such Senior Indebtedness, it being understood that the provisions of this Article 14 are and are intended solely
                                       ----------
for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of the Company, on the other hand.

          Section 1407.  Relative Rights.  This Article 14 defines the relative
                         ---------------        ----------
rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (i) impair, as between the Company and Holders, the obligation of the Company which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

          (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

          Section 1408.  Subordination May Not Be Impaired by Issuers.  No right
                         --------------------------------------------
of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          Section 1409.  Rights of Trustee and Paying Agent.  The Company shall
                         ----------------------------------
give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes. Failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness of the Company. Notwithstanding Section 1403, the
                                                             ------------
Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 14.  The Company, the Registrar or
                                    ----------
co-registrar, the Paying Agent, or a Representative or holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior
                                  --------  -------
Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this

Article 14 with respect to any Senior Indebtedness that may at any time be held
----------
by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such
           ---------
holder.  Nothing in this Article 14 shall apply to claims of, or payments to,
                         ----------
the Trustee under or pursuant to Section 707.
                                 -----------

          Section 1410.  Distribution or Notice to Representative.  Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

          Section 1411.  Article 14 Not To Prevent Events of Default or Limit
                         ----------------------------------------------------
Right To Accelerate.  The failure to make a payment pursuant to the Notes by
-------------------
reason of any provision in this Article 14 shall not be construed as preventing
                                ----------
the occurrence of a Default.  Subject to Section 1404, nothing in this Article
                                         ------------                  -------
14 shall have any effect on the right of the Holders or the Trustee to
--
accelerate the maturity of the Notes.

          Section 1412.  Trust Moneys Not Subordinated.  Notwithstanding
                         -----------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 12 by the Trustee for
                                                   ----------
the payment of principal of and premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 14, and none of
                                                         ----------
the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          Section 1413.  Trustee Entitled To Rely.  Upon any payment or
                         ------------------------
distribution pursuant to this Article 14, the Trustee and the Holders shall be
                              ----------
entitled to rely (i) upon any order or decree of a court of competent
                  -
jurisdiction in which any proceedings of the nature referred to in Section 1402
                                                                   ------------
are pending, (ii) upon a certificate of the liquidating trustee or agent or
              --
other Person making such payment or distribution to the Trustee or to the Holders or

(iii) upon the Representatives for the holders of Senior Indebtedness for the
 ---
purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
                                                                        -------
14.  In the event that the Trustee determines, in good faith, that evidence is
--
required with respect to the right of any Person as a holder of Senior Indebtedness to par ticipate in any payment or distribution pursuant to this

Article 14, the Trustee may request such Person to furnish evidence to the
----------
reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the
                  ----------
Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
                                                                        --------
701 and 703 shall be applicable to all actions or omissions of actions by the
---     ---
Trustee pursuant to this Article 14.
                         ----------

          Section 1414.  Trustee To Effectuate Subordination.  Each Holder by
                         -----------------------------------
accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 14 and appoints the Trustee as attorney-
                                ----------
in-fact for any and all such purposes.

          Section 1415.  Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the
------------
holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise. With
                                                 ----------
respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 14 or Article 15 and no implied
                                   ----------    ----------
covenants or obligations with respect to holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee.

          Section 1416.  Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions.  Each Holder by accepting a Note acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          Section 1417.  Trustee's Compensation Not Prejudiced.  Nothing in this
                         -------------------------------------
Article 14 shall apply to amounts due to the Trustee pursuant to other Sections
----------
of this Indenture.

                                   ARTICLE 15

             SUBORDINATION OF PARENT GUARANTEE AND NOTE GUARANTEES
             -----------------------------------------------------

          Section 1501.  Agreement To Subordinate.  (a)  The Parent Guarantor
                         ------------------------
agrees, and each Noteholder by accepting a Note agrees, that all payments pursuant to the Parent Guarantor's Parent Guarantee made by or on behalf of Holding are subordinated in right of payment, to the extent and in the manner provided in this Article 15, to the prior payment in full (when due) of all
                 ----------
existing and future Parent Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Parent Senior Indebtedness.
The Parent Guarantee shall in all respects rank pari passu with all other Parent
                                                ---- -----
Senior Subordinated Indebtedness and only Indebtedness of the Parent Guarantor that is Parent Senior Indebtedness shall rank senior to such Parent Guarantee in accordance with the provisions set forth herein.

          (b) Each Note Guarantor agrees, and each Noteholder by accepting a Note agrees, that all payments pursuant to such Note Guarantor's Note Guarantee made by or on behalf of such Note Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 15, to the
                                                          ----------
prior payment in full (when due) of all existing and future Guarantor Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of such Note Guarantor. Such Note Guarantee shall in all respects rank pari passu
                                                                     ---- -----
with all other Guarantor Senior Subordinated Indebtedness of such Note Guarantor and only Indebtedness of such Note Guarantor that is Guarantor Senior Indebtedness shall rank senior to such Note Guarantee in accordance with the provisions set forth herein.

          (c) All provisions of this Article 15 shall be subject to Section
                                     ----------                     -------
1512.

          Section 1502.  Liquidation, Dissolution, Bankruptcy.  Upon any payment
                         ------------------------------------
or distribution of the assets of a Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating such Guarantor or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to such Guarantor or its property,

          (i) the holders of Obligor Senior Indebtedness of such Guarantor will be entitled to receive payment in full of such Obligor Senior Indebtedness before the Noteholders are entitled to receive any payment from such Guarantor; and

          (ii) until the Obligor Senior Indebtedness of such Guarantor is paid in full, any payment or distribution from such Guarantor to which Noteholders would be entitled but for this Article 15 will be made to
                                                ----------
     holders of such Obligor Senior Indebtedness as their interests may appear except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Obligor Senior Indebtedness to at least the same extent as the Parent Guarantee or Note Guarantee, as the case may be, of such Guarantor.

          Section 1503.  Default on Obligor Senior Indebtedness.  No Guarantor
                         --------------------------------------
may make any payment pursuant to its respective Parent Guarantee or Note Guarantee and may not otherwise purchase, redeem or otherwise retire or defease any Notes (collectively, "pay its Obligor Guarantee") if (i) any Obligor Senior
                          -------------------------
Indebtedness of such Guarantor is not paid when due or (ii) any other default on Obligor Senior Indebtedness of such Guarantor occurs and the maturity of such Obligor Senior Indebtedness is accelerated in accordance with its terms (either such event, a "Guarantor Payment Default") unless, in either case, (x) the
               -------------------------
Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Obligor Senior Indebtedness has been paid in full; provided, however, a Guarantor may pay its Obligor Guarantee without
         --------  -------
regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representative for the Designated Senior Indebtedness with respect to which the Guarantor Payment Default has occurred and is continuing.

          In addition, no Guarantor may pay its Obligor Guarantee during the continuance of a Payment Blockage Period after receipt by the Company and the Trustee of a Blockage Notice under Section 1403. Notwithstanding the provisions
                                   ------------
described in the immediately preceding sentence (but subject to the provisions of the first paragraph of this Section 1503), a Guarantor shall promptly resume
                               ------------
payments, if any are required, pursuant to its Parent Guarantee or Note Guarantee, including any missed payments, after such Payment Blockage Period ends, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists.

          In addition, during the continuance of any default (other than a Guarantor Payment Default) with respect to any Guarantor Designated Senior Indebtedness of a Guar antor pursuant to which the maturity thereof may be accelerated immediately without further notice except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Guarantor Non-payment Default"), a Guarantor may
                                -----------------------------
not pay its Parent Guarantee or Note Guarantee for the period specified as follows (a "Guarantor Payment Blockage Period"). The Guarantor Payment Blockage
            ---------------------------------
Period shall commence upon the receipt by the Trustee (with copy to such Guarantor) of written notice (a "Guarantor Blockage Notice") of such Guarantor
                                 -------------------------
Non-payment Default from the Representative for such Guarantor Designated Senior Indebtedness specifying an election to effect a Guarantor Payment Blockage Period and shall end on the earliest to occur of the following events: (i) 179
                                                                        -
days shall have elapsed since such receipt of such Guarantor Blockage Notice,

(ii) the Guarantor Non-payment Default giving rise to such Blockage Notice is no
---
longer continuing (and no other Guarantor Payment Default or Guarantor Non-payment Default is then continuing), (iii) such Guarantor Designated Senior
                                      ---
Indebtedness shall have been discharged or repaid in full in cash or Cash Equivalents or (iv) such Guarantor Payment Blockage Period shall have been
                --
terminated by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Guarantor Blockage Notice. A Guarantor may pay its Parent Guarantee or Note Guarantee, after such Guarantor Payment Blockage Period ends, unless the holders of such Guarantor Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Guarantor Designated Senior Indebtedness, or any Guarantor Payment Default otherwise exists. Not more than one Guarantor Blockage Notice to a Guarantor in the aggregate may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Guarantor Designated Senior In debtedness of such Guarantor during such period, except that if any Guarantor Blockage Notice within such 360-day period is given by or on behalf of any holders of Guarantor Designated Senior Indebtedness of such Guarantor other than Bank Indebtedness, a Representative of holders of Bank Indebtedness that is Guaranteed by such Guarantor may give another Guarantor Blockage Notice within such period. In no event may the total number of days during which any Guarantor Payment Blockage Period is in effect extend beyond 179 days from the date of receipt by the Trustee of the relevant Guarantor Blockage Notice, and there must be a 181 consecutive day period during any 360 consecutive day period during which no Guarantor Payment Blockage Period is in effect.

          Section 1504.  Acceleration of Payment of Notes.  If payment of the
                         --------------------------------
Notes is accelerated because of an Event of Default, the relevant Guarantor or the Trustee shall promptly notify the holders of the Guarantor Designated Senior Indebtedness of such Guarantor (or the Representative of such holders) of the acceleration. If any Guarantor Designated Senior Indebtedness of a Guarantor is outstanding, any demand for payment under such Guarantor's Parent Guarantee or Note Guarantee will not be effective with respect to such Guarantor, and such Guarantor may not pay its Parent Guarantee or Note Guarantee, until five Business Days after such holders or the Representative of each Designated Senior Indebtedness of such Guarantor receive notice of such demand and, thereafter, such Guarantor may pay its Parent Guarantee or Note Guarantee only if this
Article 15 otherwise permits payment.  If a
----------
demand for payment is made on such Guarantor pursuant to Article 13, the Trustee
                                                         ----------
shall promptly notify the holders of the Guarantor Designated Senior Indebtedness of such Guarantor (or their Representatives) of such demand.

          Section 1505.  When a Distribution Must Be Paid Over.  If a
                         -------------------------------------
distribution from a Guarantor is made to Holders that because of the provisions of this Article 15 should not have been made to them, the Holders who receive
        ----------
the distribution shall hold it in trust for holders of Obligor Senior Indebtedness of such Guarantor and pay it over to them as their interests may appear.

          Section 1506.  Subrogation.  After all Obligor Senior Indebtedness of
                         -----------
a Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Obligor Senior Indebtedness of such Guarantor to receive distributions applicable to such Obligor Senior Indebtedness. For purposes of such subrogation, a dis tribution made under this Article 15 to holders of Obligor Senior Indebtedness of a Guarantor that
     ----------
otherwise would have been made to Holders is not, as between such Guarantor, its creditors other than the holders of such Obligor Senior Indebtedness, and Holders, a payment by such Guarantor on such Obligor Senior Indebtedness, it being understood that the pro visions of this Article 15 are and are intended
                                               ----------
solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Obligor Senior Indebtedness of such Guarantors, on the other hand.

          Section 1507.  Relative Rights.  This Article 15 defines the relative
                         ---------------        ----------
rights of Holders and holders of Obligor Senior Indebtedness of each Guarantor. Nothing in this Indenture shall:

          (i) impair, as between a Guarantor and Holders, the obligation of such Guarantor to pay the Guaranteed Note Obligations in accordance with the terms of its respective Parent Guarantee or Note Guarantee; or

          (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Obligor Senior Indebtedness of a Guarantor to receive distributions otherwise payable to Holders.

          Section 1508.  Subordination May Not Be Impaired by Guarantors.  No
                         -----------------------------------------------
right of any holder of Obligor Senior Indebtedness of a Guarantor to enforce the subordination of the payments pursuant to such Guarantor's respective Parent Guarantee or Note Guarantee shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

          Section 1509.  Rights of Trustee and Paying Agent.  A Guarantor shall
                         ----------------------------------
give prompt written notice to the Trustee of any fact known to it that would prohibit the making of any payment to or by the Trustee in respect of its Parent Guarantee or Note Guarantee. Failure to give such notice shall not affect the subordination of the payments pursuant to its Parent Guarantee or Note Guarantee to Obligor Senior Indebtedness of such Guarantor. Notwithstanding Section 1503,
                                                                  ------------
the Trustee or Paying Agent may continue to make payments pursuant to such Parent Guarantee or Note Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 15. The Company, Holding or any Note
                           ----------
Guarantor, the Registrar or co-registrar, the Paying Agent, or a Representative or holder of Obligor Senior Indebtedness of Holding or any Note Guarantor may give the notice; provided, that, if an issue of Obligor Senior Indebtedness of a
                 --------
Guarantor has a Representative, only the Representative may give the notice.
The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Obligor Senior Indebtedness of a Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior In debtedness or Representative thereof.

          The Trustee in its individual or any other capacity may hold Obligor Senior Indebtedness of a Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 15 with respect to any Obligor Senior Indebtedness of a
              ----------
Guarantor which may at any time be held by it, to the same extent as any other holder of Obligor Senior Indebtedness of such Guarantor; and nothing in Article
                                                                        -------
7 shall deprive the Trustee of any of its rights as such holder.  Nothing in
-
this Article 15 shall apply to claims of, or payments to, the Trustee under or
     ----------
pursuant to Section 707.
            -----------

          Section 1510.  Distribution or Notice to Representative.  Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Obligor Senior Indebtedness of a Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

          Section 1511.  Article 15 Not To Prevent Events of Default or Limit
                         ----------------------------------------------------
Right To Accelerate.  The failure to make a payment pursuant to the Parent
-------------------
Guarantee or a Note Guarantee by reason of any provision in this Article 15
                                                                 ----------
shall not be construed as preventing the occurrence of a Default. Nothing in this Article 15 shall have any effect on the right of the Holders or the Trustee
     ----------
to accelerate the maturity of the Notes or make a demand for payment on a Note Guarantor pursuant to Article 13 or the relevant Parent Guarantee or Note
                      ----------
Guarantee.

          Section 1512.  Trust Moneys Not Subordinated.  Notwithstanding
                         -----------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 12 by the Trustee for
                                                   ----------
the payment of principal, premium, if any, or interest on the Notes shall not be subordinated to the prior payment of any Obligor Senior Indebtedness of any Guarantor or subject to the restrictions set forth in this Article 15, and none
                                                           ----------
of the Holders shall be obligated to pay over any such amount to any Guarantor or any holder of Senior Indebtedness of any Guarantor or any other creditor of Holding or any Guarantor.

          Section 1513.  Trustee Entitled To Rely.  Upon any payment or
                         ------------------------
distribution pursuant to this Article 15, the Trustee and the Holders shall be
                              ----------
entitled to rely (i) upon any order or decree of a court of competent
                  -
jurisdiction in which any proceedings of the nature referred to in Section 1502
                                                                   ------------
are pending, (ii) upon a certificate of the liquidating trustee or agent or
              --
other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Obligor Senior
            ---
Indebtedness or any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Obligor Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15. In the event that
                                                 ----------
the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of such Obligor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 15, the
                                                            ----------
Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Obligor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 15, and, if such evidence is not furnished, the
                  ----------
Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
                                                                        --------
701 and 703 shall be applicable to all actions or omissions of actions by the
---     ---
Trustee pursuant to this Article 15.
                         ----------

          Section 1514.  Trustee To Effectuate Subordination.  Each Holder by
                         -----------------------------------
accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Obligor Senior Indebtedness of any Guarantor as provided in this Article 15 and appoints the
                                                  ----------
Trustee as attorney-in-fact for any and all such purposes.

          Section 1515.  Trustee Not Fiduciary for Holders of Obligor Senior In
                         ------------------------------------------------------
debtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the
----------
holders of Obligor Senior Indebtedness of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Obligor Senior Indebtedness shall be entitled by virtue of this Article 15 or otherwise. With respect to the holders of
                  ----------
Obligor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this

Article 15 and no implied covenants or obligations with respect to holders of
----------
Obligor Senior Indebtedness of any Guarantor shall be read into this Indenture against the Trustee.

          Section 1516.  Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions.  Each Holder by accepting a Note acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Obligor Senior Indebtedness of any Guarantor, whether such Obligor Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Obligor Senior Indebtedness and such holder of such Obligor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Obligor Senior Indebtedness.

          Section 1517.  Trustee's Compensation Not Prejudiced.  Nothing in this
                         -------------------------------------
Article 15 shall apply to amounts due to the Trustee pursuant to other Sections
----------
of this Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              DYNATECH CORPORATION, as Initial Issuer
                              and as Parent Guarantor


                              By: /s/ Allan M. Kline
                                 --------------------------------------
                                 Name:  Allan M. Kline
                                 Title: Corporate Vice President


                              TTC MERGER CO. LLC, a company to be
                              merged into Telecommunications Techniques Co., LLC, as Initial Issuer


                              By:  Dynatech Corporation, its sole member
                                 ---------------------------------------


                              By: /s/ Allan M. Kline
                                  --------------------------------------
                                  Name:  Allan M. Kline
                                  Title: Corporate Vice President


                              STATE STREET BANK AND TRUST COMPANY,
                              as Trustee


                              By: /s/ Philip G. Kane, Jr.
                                 --------------------------------------
                                 Name:  Philip G. Kane, Jr.
                                 Title: Vice President

                                                                      EXHIBIT A




                                  FORM OF NOTE/1/
                                  ------------

                             [DYNATECH CORPORATION,
                    as an Initial Issuer until the assumption
                        of obligations under this Note by
                     Telecommunications Techniques Co., LLC,

                                       and

                               TTC MERGER CO. LLC
     (a company to be merged into TELECOMMUNICATIONS TECHNIQUES CO., LLC, which will succeed to and assume all obligations under this Note), as an
                              Initial Issuer]/2/

                    [TELECOMMUNICATIONS TECHNIQUES CO., LLC]/3/

                    9 3/4% Senior Subordinated Notes Due 2008

No.                                CUSIP No. [87928F AA 0]/4/ [87928F AB 8]/5/
                                                       $
                                                        --------------

        [Dynatech Corporation, a Massachusetts corporation (and its successors and assigns), and TTC Merger Co. LLC, a Delaware limited liability company (and its successors and assigns) (collectively, the "Company," which term shall have the meaning ascribed thereto

------------------------------

1.    Insert any applicable legends from Article 2.

2. Include prior to the Second Merger and the execution and delivery of the First Supplemental Indenture.

3. Include after the Second Merger and the execution and delivery of the First Supplemental Indenture.

4. Include this or other appropriate CUSIP Number for Initial Note that is not registered under the Securities Act.

5. Include this or other appropriate CUSIP Number for Exchange Note or Initial Note that is registered under the Securities Act.

in the Indenture hereinafter referred to) promise]/6/ [Telecommunications Techniques Co., LLC, and any successor in interest thereto (the "Company"), promises]/7/ to pay to , or registered assigns, the principal sum of
$([           ] United States Dollars) on May 15, 2008 [(or such lesser or
   -----------
greater amounts as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse here)]/8/.

      Interest Payment Dates:  May 15  and November 15.

      Record Dates:  May 1 and November 1.

      Additional provisions of this Note are set forth on the other side of this Note.

------------------------------

6. Include prior to the Second Merger and the execution and delivery of the First Supplemental Indenture.

7. Include after the Second Merger and the execution and delivery of the First Supplemental Indenture.

8.    Include only if the Note is issued in global form.

        IN WITNESS WHEREOF, [each of the Initial Issuers]/9/ [the Company]/10/ has caused this instrument to be duly executed.

                                [DYNATECH CORPORATION, as Initial Issuer

                                  By:
                                      ________________________________
                                       Name:
                                       Title:]/11/

                                [TTC MERGER CO., LLC (a company to be
                                     merged into Telecommunications
                                     Techniques Co., LLC, which will
                                     succeed to and assume all
                                     obligations under this Note)]/12/
                                [TELECOMMUNICATIONS TECHNIQUES CO., LLC]/13/

                                  By: Dynatech Corporation, its sole member

                                       By:
                                           ________________________________
                                            Name:
                                            Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

This is one of the Notes referred to in the within-named Indenture.

------------------------------

9. Include prior to the Second Merger and the execution of the First Supplemental Indenture.

10. Include after the Second Merger and the execution and delivery of the First Supplemental Indenture.

11. Include prior to the Second Merger and the execution and delivery of the First Supplemental Indenture.

12. Include prior to the Second Merger and the execution and delivery of the First Supplemental Indenture.

13. Include after the Second Merger and the execution and delivery of the First Supplemental Indenture.

                                          STATE STREET BANK AND TRUST COMPANY,
                                           as Trustee

                                                  By:
                                                     __________________________
                                                     Name:
                                                     Title:

Dated:
       -----------------

                        [FORM OF REVERSE SIDE OF NOTE]

                   9 3/4% Senior Subordinated Note Due 2008


1.  Interest

        The Company promises to pay interest semi-annually on May 15 and November 15 in each year, commencing November 15, 1998 at the rate of 9 3/4% per annum [(subject to adjustment as provided below)]/14/ [, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods]/15/, until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.]/16/ [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from [_________, ____]/17/.]/18/ Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

------------------------------

14. Include only for Initial Note when additional interest provisions, set forth in the next paragraph, are included.

15.  Include only for Exchange Note.

16.  Include only for Original Notes.

17.  Insert first date of issuance of Additional Note and its Predecessor Notes.

18. Include only for Additional Notes (and Exchange Notes issued in the exchange therefor).

Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement (the " Registration Rights Agreement"), dated May 21, /1998, among Dynatech Corporation, Telecommunications Techniques Co., LLC, Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc. Pursuant and subject to the Registration Rights Agreement, until (i) the date on which this Note has been exchanged for a freely transferable Exchange Note (as defined in the Registration Rights Agreement) in the Registered Exchange Offer (as defined in the Registration Rights Agreement), (ii) the date on which this Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (as defined in the Registration Rights Agreement), or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 of the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or otherwise is eligible for resale pursuant to Rule 144 (or any successor provision) under the Securities Act without volume restriction, if any): From and including the date on which a Registration Default (as defined below) shall occur to but excluding the date on which such Registration Default has been cured, additional interest will accrue on the Note at the rate of (a) prior to the 91st day of such period (for so long as such period is continuing), 0.25% per annum and (b) thereafter (for so long as such period is continuing), 0.50% per annum. Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.50% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note. Following the cure of all Registration Defaults, the accrual of such additional interest will cease. All Registration Defaults shall be deemed cured upon the consummation of the Registered Exchange Offer. For purposes of the foregoing, each of the following events, as more particularly defined in the Registration Rights Agreement, is a "Registration Default": (i) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement (as defined in the Registration Rights Agreement) has been filed with the SEC on or before the 120th day after the Issue Date (or if such day is not a business day, the first business day thereafter); (ii) the Registered Exchange Offer is not consummated on or before the 180th day after the Issue Date (or if such day is not a business day, the first business day thereafter), (iii) if a Shelf Registration Statement is required to be filed under the Registration Rights Agreement, (A) the Shelf Registration Statement is not declared effective by the SEC on or before the 210th day after the Issue Date (or if such day is not a business day, the first business day thereafter) (or, in the case of a Shelf Registration Statement required to be filed in response to any change in applicable interpretation of the SEC, if later, on or before the

90th day after the publication of such change) (B) after such Shelf Registration Statement is declared effective and during the time that the Company is required to use its reasonable best efforts to keep the Shelf Registration Statement in effect, such Shelf Registration Statement ceases to be effective and continues not to be effective (other than in connection with the consummation of the Registered Exchange Offer), or the Company shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement, for more than 30 days in the aggregate in any consecutive twelve-month period.]/19/ /20/

2.  Method of Payment

        Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

3.  Paying Agent and Registrar

        Initially, State Street Bank and Trust Company, a Massachusetts trust company, the Trustee, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any domestically incorporated subsidiary of the Company may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

        This Note is one of the duly authorized issue of 9 3/4% Senior Subordinated Notes Due 2008 of the Company (herein called the "Notes"), issued under an Indenture, dated as of May 21, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture," which term shall have the meanings assigned to it in such instrument), among Dynatech Corporation, TTC Merger Co. LLC [(a company to be merged into

------------------------------

19. Include only for Initial Note when required by the Registration Rights Agreement.

20. For an Initial Additional Note, add any similar provision, if any, as may be agreed by the Company with respect to additional interest on such Initial Additional Note.

Telecommunications Techniques Co., LLC)]/21/ [(predecessor in interest to Telecommunications Techniques Co., LLC)]/22/ and State Street Bank and Trust Company as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

        All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        This Note is entitled to the benefits of a certain senior subordinated Parent Guarantee of Holding and may hereafter be entitled to certain other senior subordinated Note Guarantees made for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture and to the Parent Guarantee and any Note Guarantees for terms relating to such Parent Guarantee or Note Guarantees, including the release, termination and discharge thereof. Neither the Company nor Holding nor any Note Guarantor shall be required to make any notation on this Note to reflect any Parent Guarantee or Note Guarantee or any such release, termination or discharge.

5.  Optional Redemption

        (a) The Notes will be redeemable, at the Company' option, in whole or in part, and from time to time on and after May 15, 2003 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture. Any such redemption and notice may, in the Company' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal

------------------------------

21. Include prior to the Second Merger and the execution and delivery of the First Supplemental Indenture.

22. Include after the Second Merger and the execution and delivery of the First Supplemental Indenture.

amount), plus accrued interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                                        REDEMPTION
                  PERIOD                                   PRICE

                  2003..............................     104.875%
                  2004..............................     103.250
                  2005..............................     101.625
                  2006 and thereafter...............     100.000%

        (b) In addition, at any time and from time to time prior to May 15, 2001, the Company at its option may redeem the Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate cash
                       -----------------
proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 109.75% plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Company may make such redemption upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company' discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

        (c) At any time on or prior to May 15, 2003, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole but not in part, at the Company's option, upon the occurrence of a Change of Control, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture (but in no event more than 180 days after the occurrence of such Change of Control). The Company may provide in such notice that payment of such price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control.

6.  No Sinking Fund

        The Notes will not be entitled to the benefit of a sinking fund.

7.  Subordination

        The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. In addition, the Parent Guarantee and any Note Guarantees are or shall be, as the case may be, subordinated to Parent Senior Indebtedness (as defined in the Indenture) and Guarantor Senior Indebtedness (as defined in the Indenture), as applicable. To the extent provided in the Indenture, Parent Senior Indebtedness and Guarantor Senior Indebtedness must be paid before the Parent Guarantee or any Note Guarantee may be paid. The Company, the Parent Guarantor and any Note Guarantor agree, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purposes.

8.  Put Provisions

        The Indenture provides that, upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company repurchase all or any part of such Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to purchase Notes in the event it has exercised its right to redeem all of the Notes.

9.  Denominations; Transfer; Exchange

        The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture and subject to certain limitations set forth therein. No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 of the Indenture and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

10.  Persons Deemed Owners

        The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money

        The Trustee shall pay to the Company upon a Company Request any money held by it for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

12.  Discharge and Defeasance

        Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment, Waiver

        Subject to certain exceptions, (i) the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). In certain instances provided in the Indenture, the Indenture may be amended without the consent of any Holder.

14.  Defaults and Remedies

        If an Event of Default with respect to the Notes occurs and is continuing, the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

15.  No Recourse Against Others

        No director, officer, employee, incorporator, member or stockholder, as such, of the Company, Holding, any Note Guarantor or any subsidiary thereof shall have any liability for any obligation of the Company, Holding or any Note Guarantor on the Notes under this Indenture, the Notes, the Parent Guarantee or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

16.  Governing Law.

        THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF

MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

17.  Authentication

        This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.  Abbreviations

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

                            [FORM OF TRANSFER NOTICE]

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

           (Print or type assignee's name, address and zip code)

           (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
                       --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

[                                  [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

[ ] (b)    this Note is being transferred other than in accordance with
           (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.]/23/

Date:
     ------------------------------

                                        ------------------------------
                                        NOTICE: The signature to this
                                        assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                    ----------------------------------

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying

------------------------------

23. Include only for an Initial Note or an Initial Additional Note that bears the Private Placement Legend, in accordance with the Indenture.

upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      -------------------------      ------------------------------------
                                     NOTICE: To be executed by an
                                             executive officer]/24/

------------------------------

        24. Include only for an Initial Note or an Initial Additional Note that bears the Private Placement Legend, in accordance with the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 410 or 414 of the Indenture, check the box: [ ].

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 410 or 414 of the Indenture, state the amount (in principal amount):

$


Date:                    Signed:
      __________________         ___________________________
                                 (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
                    _______________________________________

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:

Date of       Amount of            Amount of            Principal amount          Signature
Exchange      decreases in         increases in         of this Global Note       of authorized
              Principal            Principal            following such            officer or Trustees
              Amount of this       Amount of this       decreases or              of Securities
              Global Note          Global Note          increases                 Custodian

                                                                   EXHIBIT B




           Form of Supplemental Indenture in Respect of Note Guarantee

        SUPPLEMENTAL INDENTURE, dated as of [_________] (this "Supplemental
                                                               ------------
Indenture"), among [name of [New Note Guarantor[s]/25/] (the "New Note
---------                                                     --------
Guarantor[s]"), Telecommunications Techniques Co., LLC, a Delaware limited
------------
liability Company (the "Company"), [any] [the] [each other] then existing Note Guarantor[s] under the Indenture referred to below (the "Existing Guarantor[s]"), Dynatech Corporation, a corporation organized under the laws of the State of Massachusetts, as Parent Guarantor (the "Parent Guarantor") and State Street Bank and Trust Company, as Trustee (the "Trustee") under the Indenture referred to below.

                              W I T N E S S E T H:

        WHEREAS, the Company, [the] [any] Existing Guarantor[s], the Parent Guarantor and the Trustee have heretofore become parties to an Indenture, dated as of May 21, 1998, as amended (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 9 3/4% Senior Subordinated Notes Due 2008 of the Company (the "Notes");

        WHEREAS, Section 1308 of the Indenture provides that the Company is required to or may cause the New Note Guarantor[s] to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Note Guarantor[s] shall guarantee the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture;

        WHEREAS, [the][each] New Note Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Note Guarantor is dependent on the financial performance and condition of the Company and on [the] [such] New Note Guarantor's access to working capital through the Company's access to revolving credit borrowings under the Senior Credit Agreement; and

        WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

------------------------------

25.        Insert as appropriate.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor[s], the Company, [the Existing Guarantor[s],] the Parent Guarantor and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

        1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

        2. Agreement to Guarantee. [The] [Each] New Note Guarantor hereby agrees, jointly and severally with [all] [any] other New Note Guarantor[s], [all] [any] Existing Guarantor[s] and the Parent Guarantor, fully and unconditionally, to guarantee the Guaranteed Note obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor. The Note Guarantee of each New Note Guarantor is subject to the subordination provisions of the Indenture.

        3. Termination, Release and Discharge. [The] [Each] New Note Guarantor's Note Guarantee shall terminate and be of no further force or effect, and [the] [each] New Note Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 1303 of the Indenture.

        4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] New Note Guarantor's Note Guarantee or any provision contained herein or in Article Thirteen of the Indenture.

        5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION

OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

        6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

        7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

        8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                      [NAME OF NEW NOTE GUARANTOR],/26/ as New
                      Note Guarantor

                      By:
                         -------------------------------
                         Name:
                         Title:


                      TELECOMMUNICATIONS TECHNIQUES
                      CO., LLC (successor by merger to TTC
                      MERGER CO., LLC), as Issuer

                      By:
                         -------------------------------
                         Name:
                         Title:


                      DYNATECH CORPORATION, and as Parent
                      Guarantor

                      By:
                         -------------------------------
                         Name:
                         Title:

------------------------------

26. Add a signature block for each New Note Guarantor.

                      STATE STREET BANK AND TRUST COMPANY, as
                      Trustee

                      By:
                         -------------------------------
                         Name:
                         Title:

                                                                     EXHIBIT C




                        Form of Regulation S Certificate

                            Regulation S Certificate

State Street Bank and Trust Company
225 Asylum Street
23rd Floor
Hartford, Connecticut  06103
Attention: Corporate Trust Department

           Re: TELECOMMUNICATIONS TECHNIQUES CO., LLC (the "Company")
               9 3/4% Senior Subordinated Notes Due 2008 (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of $      aggregate principal
                                                 _____
amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933,
                               ------------
as amended (the "Securities Act"), and accordingly, we hereby certify as
                 --------------
follows:

                     1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

                     2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                     3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

                     4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                     5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, dated as of May 21, 1998, among Dynatech Corporation, the Company (as successor by merger to TTC Merger Co. LLC) and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

                     6. We have advised the transferee of the transfer restrictions applicable to the Notes.

        You, the Company and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                  Very truly yours,

                                  [NAME OF SELLER]

                                  By:
                                     -------------------------------
                                     Name:
                                     Title:
                                     Address:

Date of this Certificate:                  199
                           ---------------,   --

                                                                     EXHIBIT D




                   Form of Certificate of Beneficial Ownership

                                                        On or after July 1, 1998

State Street Bank and Trust Company
225 Asylum Street
23rd Floor
Hartford, Connecticut  06103
Attention: Corporate Trust Department

           Re:       TELECOMMUNICATIONS TECHNIQUES CO., LLC
                     (the "Company")
                     9 3/4% Senior Subordinated Notes Due 2008 (the "Notes")

Ladies and Gentlemen:

        This letter relates to $            principal amount of Notes
                                ___________
represented by the offshore global note certificate (the "Offshore Global Note"). Pursuant to Section 313(4) of the Indenture dated as of May 21, 1998 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore Global Note and (2) we are either (i) a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Act") or (ii) a U.S. Person who purchased securities in a transaction that did not require registration under the Act. Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Offshore Global Note, all in the manner provided by the Indenture.

        You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Holder]

                                          By:
                                             ------------------------------
                                             Authorized Signature

                                                                      EXHIBIT E




                      Form of First Supplemental Indenture

        FIRST SUPPLEMENTAL INDENTURE dated as of May 21, 1998 (this "Supplemental Indenture"), among Dynatech Corporation ("Holding"), a corporation
 ----------------------                                 -------
organized under the laws of the Commonwealth of Massachusetts,
Telecommunications Techniques Co., LLC ("TTC"), a Delaware limited liability
                                         ---
company, and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee") under the Indenture referred to below.
                 -------

                              W I T N E S S E T H:

        WHEREAS, Holding and TTC Merger Co. LLC ("TTC Merger Co.") are issuers
                                                  --------------
under the Indenture, dated as of the date hereof (as amended, supplemented, waived or otherwise modified from time to time the "Indenture"), providing for,
                                                    ---------
inter alia, the issuance of an aggregate principal amount of $275,000,000 of 9
----- ----
3/4% Senior Subordinated Notes Due 2008 (the "Notes," which term shall have the meaning ascribed thereto in the Indenture);

        WHEREAS, Holding wishes to transfer to the Company the capital stock of all of its subsidiaries (other than Holding's interests in the Company) (the "Subsidiary Transfer"); and
 -------------------

        WHEREAS, in consideration of, among other things, (i) the making available to TTC of a revolving credit facility under the Senior Credit Agreement (as defined in the Indenture), (ii) the Subsidiary Transfer and (iii) the grant by Holding of the Parent Guarantee (as defined in the Indenture), Holding wishes to assign, transfer and convey to TTC all of Holding's rights, and TTC wishes to assume from Holding and TTC Merger Co. all of their respective rights, obligations, covenants, agreements, duties and liabilities, under the Indenture and the Notes and any and all agreements, certificates and other documents executed by Holding and TTC Merger Co., in connection therewith, other than the Parent Guarantee.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, TTC, Holding and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

        1. Defined Terms. As used in this Supplemental Indenture, terms defined
           -------------
in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

        2. Assignment of Rights and Obligations. Holding hereby irrevocably
           ------------------------------------
assigns, transfers and conveys to TTC all of Holding's rights and powers, obligations, covenants, agreements, duties and liabilities under and with respect to the Indenture and the Notes and any and all agreements, certificates and other documents executed by Holding in connection therewith, other than the Parent Guarantee.

        3. Assumption of Agreements and Obligations. The Company hereby
           ----------------------------------------
expressly assumes and confirms its receipt of all of the rights and powers, and assumes, confirms and agrees to perform and observe all of the obligations, covenants, agreements, duties and liabilities of Holding and TTC Merger Co. under and with respect to the Indenture and the Notes and any and all agreements, certificates and other documents executed by Holding or TTC Merger Co. in connection therewith, other than the Parent Guarantee, as fully as if the Company were originally the obligor in respect thereof and the signatory thereto.

        4. Agreement to Guarantee. Holding hereby confirms its Parent Guarantee
           ----------------------
and agrees hereby, as a primary obligor and not merely as surety, irrevocably to fully and unconditionally, guarantee, on a senior subordinated basis, the obligations of the Company under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as the Parent Guarantor. The Parent Guarantee is subject to the subordination provisions of Article 15 of the Indenture.

        5. Termination, Release and Discharge of Parent Guarantee. The Parent
           ------------------------------------------------------
Guarantee shall terminate and be of no further force or effect, and Holding shall be released and discharged from all obligations in respect of such Parent Guarantee, as and when provided in Section 1303 of the Indenture.

        6. Parties. Nothing in this Supplemental Indenture is intended or shall
           -------
be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of Holding's Parent Guarantee hereunder or any provision contained herein or in Article 13 of the Indenture.

        7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
           -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE

JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

        8. Ratification of Indenture; Supplemental Indentures Part of Indenture.
           --------------------------------------------------------------------
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

        9. Holding as Agent for TTC. To the extent permitted by the TIA and any
           ------------------------
other applicable law, TTC hereby appoints Holding as its attorney-in-fact, which appointment is coupled with an interest, to take any action that this Indenture may require or permit TTC to take, including

                     (i) the giving of any certification, opinion, order, request or consent (whether by Officer's Certificate, Opinion of Counsel, Company Order, Company Request, Company Consent or otherwise),

                     (ii)  the giving of any notice (including under
           Section 1001 of the Indenture), and
           ------------

                     (iii)  the setting of any record date,

such appointment to remain in effect until TTC shall otherwise notify the Trustee in writing.

        10. Counterparts. The parties hereto may sign one or more copies of this
            ------------
Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

        11. Headings. The section headings herein are for convenience of
            --------
reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                             TELECOMMUNICATIONS TECHNIQUES CO.,  LLC

                                       By: Dynatech Corporation, its sole
                                           member

                                       By:
                                           ------------------------------
                                           Name:
                                           Title:


                             DYNATECH CORPORATION, as Guarantor under the Parent Guarantee

                             By:
                                 -----------------------------------------
                                 Name:
                                 Title:


                             STATE STREET BANK AND TRUST COMPANY,
                             as Trustee

                             By:
                                 -----------------------------------------
                                 Name:
                                 Title: